Exhibit 4.1

DATED NOVEMBER 18, 2015

SIMON INTERNATIONAL FINANCE, S.C.A.
as Issuer

and

SIMON PROPERTY GROUP, L.P.
as Guarantor

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Fiscal Agent, Transfer Agent and Registrar

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH
as London Paying Agent

FISCAL AGENCY AGREEMENT

in respect of
€750,000,000 1.375% Guaranteed Notes due 2022

REF:  88877-00098

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24.	COMMUNICATION WITH AGENTS	16

25.	TERMINATION OF APPOINTMENT	16

26.	MEETINGS OF NOTEHOLDERS	18

27.	NOTICES	18

28.	TAXES AND STAMP DUTIES	20

29.	COUNTERPARTS	20

30.	DESCRIPTIVE HEADINGS	20

31.	GOVERNING LAW AND SUBMISSION TO JURISDICTION	20

32.	AMENDMENTS	21

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THIS AGREEMENT is dated November 18, 2015 and made

AMONG:

(1)          SIMON INTERNATIONAL FINANCE, S.C.A., of 6, rue Eugène Ruppert, L-2453, Luxembourg, Grand Duchy of Luxembourg1 (the “Issuer”);

(2)          SIMON PROPERTY GROUP, L.P., of 225 West Washington Street, Indianapolis, Indiana 46204, United States of America (the “Guarantor”);

(3)          THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., of 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, United States of America (“BNYM Trust Company”) as Fiscal Agent, Transfer Agent and Registrar; and

(4)          THE BANK OF NEW YORK MELLON, LONDON BRANCH, of One Canada Square, Canary Wharf, London E14 5AL, England (“BNYM London”) as London Paying Agent.

WHEREAS:

(A)                          The Issuer has agreed to issue €750,000,000 1.375% Guaranteed Notes due 2022 (the “Notes”,  which expression shall include, unless the context otherwise requires, any further Notes issued pursuant to Condition 14 and forming a single series with the Notes).

(B)                           The Notes will be issued in registered form in the denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(C)                           The Notes will be fully and unconditionally guaranteed by the Guarantor as set out in clause 20 of this Agreement (the “Guarantee”). A copy of the Guarantee shall be endorsed on each Note authenticated by the Fiscal Agent.

(D)                          The Notes will initially be represented by a global certificate in or substantially in the form set out in Schedule 1 (the “Global Certificate”).

(E)                            Any definitive Certificates (as defined in the Terms and Conditions of the Notes as set out in Part 2 of Schedule 2 (the “Conditions”)) will be in or substantially in the form set out in Part 1 of Schedule 2.

NOW IT IS HEREBY AGREED as follows:

1  In order to comply with the provisions of Luxembourg law, the Issuer is hereby further identified as being a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under registration No. B 191.224. The Issuer is acting through its general partner Simon International Finance GP, S.à  r.l. a limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453, Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under registration No. B 190.915 and having on the date hereof a share capital of EUR 12,500.

1.                                    INTERPRETATION

1.1                            Words and expressions defined in the Conditions and not otherwise defined in this Agreement shall have the same meanings when used in this Agreement.

1.2                            References in this Agreement to principal and/or interest shall include any Additional Amounts payable pursuant to Condition 8 and premium, if any, payable upon redemption of the Notes prior to their maturity.

2.                                    DEFINITIONS

2.1                            As used in this Agreement and in the Conditions:

“Fiscal Agent”, “Paying Agents”, “Registrar”, “Transfer Agent” and “Agents” mean and include each Fiscal Agent, Paying Agent, Registrar, Transfer Agent and Agent from time to time appointed to exercise the powers and undertake the duties conferred and imposed upon it by this Agreement and notified to the Noteholders under Condition 12;

“outstanding” means in relation to the Notes, all the Notes issued other than:

(a)                             those Notes which have been redeemed and cancelled pursuant to Condition 7 or otherwise pursuant to the Conditions;

(b)                             those Notes in respect of which the date for redemption under the Conditions has occurred and the redemption moneys wherefore (including an interest payable thereon) have been duly paid to the London Paying Agent in the manner provided in clause 5 (and, where appropriate, notice to that effect has been given to the Noteholders pursuant to Condition 12) and remain available for payment against presentation of the relevant Notes;

(c)                               those Notes which have been purchased and cancelled pursuant to Condition 7;

(d)                             those Notes which have become void pursuant to Condition 9;

(e)                               those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11; and

(f)                                (for the purpose only of ascertaining the principal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 11, provided that for each of the following purposes, namely:

(i)                                  the right to attend and vote at any meeting of the Noteholders or any of them; and

(ii)                            the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 4, 7 and 9 of Schedule 3;

those Notes (if any) which are for the time being held by any person (including, but not limited to, the Issuer, the Guarantor or any member of the Guarantor’s Group) for the benefit of the Issuer, the Guarantor or any member of the Guarantor’s Group shall (unless and until ceasing to be so held) be deemed not to be outstanding; and

“specified office” means the offices specified in clause 27 or any other specified offices as may from time to time be duly notified pursuant to clause 27.

2.2                            (a)                               In this Agreement, unless the contrary intention appears, a reference to:

(i)                                an “amendment” includes a modification, supplement, restatement or novation and “amended” is to be construed accordingly;

(ii)                            a “person” includes any individual, corporation, company, partnership, unincorporated association, government, state agency, international organisation or other entity;

(iii)                          a provision of a law is a reference to that provision as enacted, amended or re-enacted;

(iv)                          a clause or schedule is a reference to a clause of, or a Schedule to, this Agreement;

(v)                              a person includes its successors and assigns;

(vi)                          a document is a reference to that document as amended from time to time; and

(vii)                      a time of day is a reference to London time;

(b)                              All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(c)                               All references in this Agreement to Notes shall, unless the context otherwise requires, include the Global Certificate and the definitive Certificates; and

(d)                             All references in this Agreement to “EUR”, “Euro” and “€” refer to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty establishing the European Union, as amended.

3.                                    APPOINTMENT OF AGENTS

3.1                            The Issuer appoints, on the terms and subject to the conditions of this Agreement:

(a)                               BNYM Trust Company as fiscal agent (in such capacity, the “Fiscal Agent”),  as transfer agent (in such capacity, the “Transfer Agent”) and as registrar (in such capacity, the “Registrar”) in respect of the Notes; and

(b)                           BNYM London as paying agent (in such capacity, the “London Paying Agent”) for the payment of principal of, and interest on, the Notes,

in each case, acting at its specified office.

3.2                            The Fiscal Agent, the London Paying Agent, the Transfer Agent and the Registrar are together referred to as the “Agents”.

3.3                            The obligations of the Agents hereunder are several and not joint.

3.4                            The Issuer reserves the right to appoint any other agents from time to time.

4.                                    AUTHENTICATION AND DELIVERY OF NOTES

4.1                           Upon execution and delivery thereof by the Issuer, the Fiscal Agent shall authenticate the Global Certificate evidencing the Notes. The Issuer also authorises and instructs the Fiscal Agent to authenticate any definitive Certificates which are required to be delivered pursuant to subclause 4.2.

4.2                            If the Global Certificate is to be exchanged in accordance with its terms for definitive Certificates, the Issuer undertakes that it will deliver to, or to the order of, the Fiscal Agent, as soon as reasonably practicable and in any event not later than 15 days before the relevant exchange is due to take place, definitive Certificates in an aggregate principal amount of €750,000,000, or such lesser amount as is the principal amount of Notes represented by the Global Certificate to be issued in exchange for the Global Certificate. Each definitive Certificate so delivered shall be duly executed on behalf of the Issuer.

4.3                            If the Global Certificate becomes exchangeable for definitive Certificates in accordance with its terms, the Fiscal Agent shall authenticate and deliver to each person designated by the relevant Clearing System (as defined below) a definitive Certificate in accordance with the terms of this Agreement and the Global Certificate.

4.4                            The Fiscal Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that the definitive Certificates are issued only in accordance with the terms of the Global Certificate and this Agreement.

4.5                            The Global Certificate shall be deposited with, and registered in the name of, a nominee for a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System and Clearstream Banking, société anonyme (together, the “Clearing Systems”).

4.6                            If the Issuer is required to deliver definitive Certificates pursuant to the terms of the Global Certificate, the Issuer shall promptly arrange for a stock of definitive Certificates (unauthenticated and with the names of the registered holders left blank but executed on behalf of the Issuer and otherwise complete) to be made available to the Fiscal Agent.

4.7                            Notes shall be dated:

(a)                               in the case of the Global Certificate issued on the date of closing, with that date; or

(b)                              in the case of a Note issued upon transfer, with the date of registration in the Register of the transfer; or

(c)                               in the case of a Note issued to the transferor upon transfer in part of a Note, with the same date as the date of the Note transferred; or

(d)                             in the case of a Note issued pursuant to clause 15 with the same date as the date of the lost, stolen, mutilated, defaced or destroyed Note in replacement of which it is issued.

4.8                           The Fiscal Agent shall so long as any Note is outstanding properly, and in any event within three business days of the relevant request (or such longer period as may be required to comply with any applicable fiscal or other regulations), authenticate and issue, upon receipt by it of, or receipt by it of, notification from any Transfer Agent of delivery to it of, Notes for transfer, duly dated and completed Notes in the name of the registered holders and deliver the Notes at its specified office or at the specified office of the Transfer Agent or (at the risk of the relevant registered holders) send the Notes to such address as the registered holders may request.

5.                                    PAYMENT TO THE LONDON PAYING AGENT

5.1                           The Issuer, failing which the Guarantor, shall, not later than 10.00 a.m. (London time) on the date on which any payment of principal and/or interest in respect of the Notes becomes due under the Conditions, initiate a transfer to an account specified by the London Paying Agent such amount of Euro as shall be sufficient for the purposes of the payment of principal and/or interest in same day funds.

5.2                            If for any reason the amounts received by the London Paying Agent under subclause 5.1 are insufficient to satisfy all claims in respect of all payments then due on the Notes, the London Paying Agent shall forthwith notify the Issuer and the Guarantor, and the London Paying Agent shall not be obliged to pay any such claims until the London Paying Agent has received the full amount of the monies then due and payable in respect of such Notes. If, however, the London Paying Agent in its sole discretion shall make payment on the Notes on their maturity or redemption, or payments of interest or such other payments when otherwise due (it being understood that the London Paying Agent shall have no obligation whatsoever to make any such payment) and the amount which should have been received is not received on such date, the Issuer (and if the Issuer fails to do so, then the Guarantor) agrees forthwith on demand to pay, or procure the payment of, to the London Paying Agent, in addition to the amount which should have been paid hereunder, interest thereon from the day following the date when the amount unpaid should have been received under this Agreement to the date when such amount is actually received (inclusive) at a rate equal to the cost of the London Paying Agent of funding such amount, as certified by the London Paying Agent and expressed as a rate per annum.

6.                                    NOTIFICATION OF NON-PAYMENT BY THE ISSUER OR GUARANTOR

The London Paying Agent shall notify the Fiscal Agent forthwith:

(a)                             if it has not by the relevant date specified in subclause 5.1 received unconditionally the full amount in Euro, required for the payment; and

(b)                              if it receives unconditionally the full amount of any sum payable in respect of the Notes after such date.

The London Paying Agent shall, at the expense of the Issuer, forthwith upon receipt of any amount as described in subclause 6(b), cause notice of that receipt to be published under Condition 12.

7.                                    DUTIES OF THE PAYING AGENTS

7.1                           Subject to the payments to the London Paying Agent provided for by clause 5 being duly made, the London Paying Agent and any other Paying Agent appointed from time to time in accordance with subclause 25.1 shall pay or cause to be paid on behalf of the Issuer or the Guarantor, as applicable, on and after each date on which any payment becomes due and payable, the amounts of principal and interest payable in respect of each Note under the Conditions and the provisions of this Agreement and, in the case of a payment of principal, following receipt of the Note at the specified office of the relevant Paying Agent.

7.2                            If default is made by the Issuer or the Guarantor in respect of any payment, unless and until the full amount of the payment has been made under the terms of this Agreement (except as to the time of making the same) or other arrangements satisfactory to the London Paying Agent have been made, neither the London Paying Agent nor any other Paying Agent shall be bound to act as paying agents.

7.3                            While the Notes are represented by the Global Certificate, all payments due in respect of the Notes shall be made to, or to the order of, the registered holder of the Global Certificate, subject to and in accordance with the provisions of the Global Certificate. On the occasion of each payment, the Paying Agent to which the Global Certificate was presented for the purpose of making the payment shall cause the appropriate Schedule to the Global Certificate to be annotated so as to evidence the amounts and dates of the payments of principal and/or interest as applicable.

7.4                            If on presentation of a Note the amount payable in respect of the Note is not paid in full (otherwise than as a result of withholding or deduction for or on account of any taxes as permitted by the Conditions) the Paying Agent to whom the Note is presented shall procure that the Note is enfaced with a memorandum of the amount paid and the date of payment.

8.                                    NOTICE OF ANY WITHHOLDING OR DEDUCTION

8.1                            If the Issuer or the Guarantor (as applicable) is, in respect of any payment in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes as contemplated by Condition 8, the Issuer or the Guarantor (as applicable) shall give notice to the London Paying Agent as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the London Paying Agent such information as the London Paying Agent shall require to enable it to comply with the requirement.

8.2                            Without prejudice to the Issuer’s and the Guarantor’s obligations under Condition 8, all payments by the Issuer or the Guarantor under this Agreement shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by any government having power to tax, unless such withholding or deduction is required by law.

9.                                    DUTIES OF THE REGISTRAR

9.1                            The Registrar shall so long as any Note is outstanding:

(a)                               maintain at its specified office a register (the “Register”) of the holders of the Registered Notes which shall show (i) the principal amounts and the serial numbers of the Notes, (ii) the dates of issue of all Notes, (iii) all subsequent transfers and changes of ownership of Notes, (iv) the names and addresses of the holders of the Notes, (v) all cancellations of Notes, and (vi) all replacements of Notes, and subject to applicable laws and regulations at all reasonable times during office hours, make such copy of the Register available to the Fiscal Agent, the Transfer Agent, the Paying Agents, the Issuer, the Guarantor, any person authorised by the Issuer or the Guarantor or any Noteholder, for inspection. The Issuer shall cause to be kept at its registered office in the Grand Duchy of Luxembourg a register of Noteholders in accordance with the provisions of the Luxembourg law of 10 August 1915, on commercial companies, as amended (the “Luxembourg Companies Act”). In case of discrepancies between the Register held by the Registrar and the register held by the Issuer at its registered office, the register held by the Issuer at its registered office shall prevail for Luxembourg law purposes;

(b)                              register all transfers of Notes;

(c)                               receive any document in relation to or affecting the title to any of the Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

(d)                             maintain proper records of the details of all documents received by itself or the Transfer Agent;

(e)                               prepare all such lists of registered holders of the Notes as may be required by the Issuer, the Guarantor, the Fiscal Agent, the Paying Agents or any person authorised by any one of them;

(f)                                subject to applicable laws and regulations at all reasonable times during office hours make the Register available to the Issuer or the Guarantor or any person authorised by either of them or the registered holder of any Note for inspection and for the taking of copies or extracts;

(g)                              notify each Paying Agent upon its request not less than seven days before each due date for the payment of interest of the names and addresses of all registered holders of the Notes at the close of business on the relevant Record Date and the amounts of their holdings in order to enable such Paying Agent to make or arrange for due payment to the registered holders of the amounts of interest payable in respect of the Notes or, as the case may be, the amounts required to redeem the Notes;

(h)                             comply with the proper and reasonable requests of the Issuer or the Guarantor with respect to the maintenance of the Register and give to the Fiscal Agent, Paying Agents and the Transfer Agent such information as may be reasonably required by them for the proper performance of their duties; and

(i)                                  accept Notes delivered to it with a request for transfer of all or part of the Note, and shall, if appropriate, charge to the registered holder of a Note presented for transfer the costs or expenses (if any) of delivering Notes issued on such transfer other than by regular mail. Holders of the Notes shall be responsible for payment of any stamp duty, tax or other governmental charge that may be imposed in relation to the transfer, and for the avoidance of doubt, none of the Agents shall have any responsibility in connection therewith.

10.                            DUTIES OF THE TRANSFER AGENT

10.1                  The Transfer Agent shall perform the duties set out in this Agreement and the Conditions and, in performing those duties, shall comply with the Conditions and the provisions of this Agreement.

10.2                    The Transfer Agent shall:

(a)                             accept Notes delivered to it with a request for transfer of all or part of the Note, and shall, in each case, give to the Registrar all relevant details to enable it to issue Notes in accordance with each request; and

(b)                              if appropriate, charge to the registered holder of a Note presented for transfer, the costs or expenses (if any) of the Registrar in delivering Notes issued on such transfer other than by regular mail. Holders of the Notes shall be responsible for payment of any stamp duty, tax or other governmental charge that may be imposed in relation to the transfer, and for the avoidance of doubt, none of the Agents shall have any responsibility in connection therewith.

11.                            REGULATIONS FOR TRANSFER OF REGISTERED NOTES

Subject as provided below, the Issuer may from time to time agree with the Registrar and the Transfer Agent reasonable regulations to govern the transfer and registration of Notes. The initial regulations, which shall apply until amended under this clause, are set out in Schedule 4. Each of the Registrar and the Transfer Agent agrees to comply with the regulations as amended from time to time.

12.                            DUTIES OF THE FISCAL AGENT IN CONNECTION WITH CONDITIONS RELATING TO REDEMPTION, MERGER, CONSOLIDATION OR SALE, SUBSTITUTION AND ISSUANCE IN EURO

12.1                    If the Issuer intends to redeem Notes under Condition 7(2) or Condition 7(3), it shall, at least 14 days before the latest date for the publication of the relevant notice of redemption required to be given to Noteholders:

(a)                               give notice in writing of its intention to the Fiscal Agent stating the date on which such Notes are to be redeemed and the redemption amount; and

(b)                              in the case of Condition 7(3), deliver to the Fiscal Agent the certificate and written opinion of independent legal counsel specified in such Condition.

On behalf of and at the request and expense of the Issuer, the Fiscal Agent shall deliver the notice required in connection with such redemption in the form approved by the Issuer. Such notice shall specify the information required under Condition 7(2) or Condition 7(3), as appropriate, including, amongst other things, the redemption date, the redemption amount and the manner in which redemption will be effected. The Fiscal Agent shall forthwith notify the other Paying Agent of the contents of such notice.

12.2                    If the Issuer or the Guarantor intends, in any transaction or series of related transactions, to (i) consolidate with, or merge with or into, any other person or (ii) sell, lease or convey all or substantially all of its assets to any other person pursuant to and in accordance with Condition 4(2)(e), the Issuer or the Guarantor (as applicable) shall, at least 14 days before the date proposed by the Issuer or Guarantor (as applicable) for the publication of the relevant written notice required to be given to Noteholders:

(a)                               give notice in writing of its intention to the Fiscal Agent stating the date on which it intends to complete such consolidation, merger, sale, lease or conveyance; and

(b)                              deliver to the Fiscal Agent the officer’s certificate and opinion of counsel from the Issuer or the Guarantor (as applicable) specified in such Condition.

On behalf of and at the request and expense of the Issuer, the Fiscal Agent shall deliver the notice to the Noteholders required under Condition 4(2)(e) in the form approved by the Issuer. The Fiscal Agent shall forthwith notify the other Paying Agent of the contents of such notice.

12.3                    If the Issuer may be substituted and replaced pursuant to and in accordance with Condition 4(2)(f), the Issuer shall, at least 14 days before the latest date for the publication of the relevant prior written notice required to be given to Noteholders:

(a)                             give notice in writing of its intention to the Fiscal Agent stating the date on which such substitution is intended to occur; and

(b)                            deliver to the Fiscal Agent the officer’s certificate and opinion of counsel specified in such Condition.

On behalf of and at the request and expense of the Issuer, the Fiscal Agent shall deliver the notice to the Noteholders required under Condition 4(2)(f) in the form approved by the Issuer. The Fiscal Agent shall forthwith notify the other Paying Agent of the contents of such notice.

12.4                    If Euro is unavailable to the Issuer or the Guarantor due to the imposition of exchange controls or other circumstances beyond the Issuer’s or the Guarantor’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, the Issuer or the Guarantor (as applicable) shall:

(a)                             promptly notify the Fiscal Agent of its intention to make payments in respect of the Notes in U.S. dollars pursuant to and in accordance with Condition 15; and

(b)                            make all payments due under clause 5 in U.S. dollars pursuant to and in accordance with Condition 15; and

(c)                               promptly notify the Fiscal Agent when it intends to resume payments in Euro.

On behalf of and at the request and expense of the Issuer, the Fiscal Agent shall deliver a notice concerning the conversion of payments in respect of the Notes from Euros to U.S. dollars and, if and upon further notification in due course, a notice concerning the intention to resume payments in Euro, in each case, in the form approved by the Issuer.

13.                            RECEIPT AND PUBLICATION OF NOTICES

13.1                    Promptly after the receipt by the Fiscal Agent of a written notice from any Noteholder under Condition 10, the Fiscal Agent shall forward a copy of the written notice to the Issuer and the Guarantor.

13.2                    On behalf of and at the written request and expense of the Issuer, the Fiscal Agent shall cause to be delivered all notices required to be given by the Issuer under the Conditions.

13.3                    The Fiscal Agent shall, at the written request and expense of the Issuer, notify in writing the Noteholders in respect of all notices required to be so given under the Conditions.

13.4                    For so long as all of the Notes are represented by a Global Certificate and the Global Certificate is held on behalf of a Clearing System, notices to Noteholders may be given by delivery of the relevant notice to that Clearing System for communication by it to entitled Accountholders (as defined in the Global Certificate) in substitution for notification as required by Condition 12.

14.                            CANCELLATION OF NOTES

14.1                    All Notes which are surrendered in connection with redemption or transfer shall be cancelled by the Agent to which they are surrendered. Each of the Agents shall give to the Fiscal Agent details of all payments made by it and shall deliver all cancelled Notes to the Fiscal Agent (or as the Fiscal Agent may specify). If Notes are acquired by or on behalf of the Issuer, the Guarantor or any member of the Guarantor’s Group, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Fiscal Agent or its authorized agent for cancellation.

14.2                   The Fiscal Agent or its authorised agent shall (unless otherwise instructed by the Issuer in writing) dispose of  all cancelled Notes in accordance with its then current policies and upon written request furnish the Issuer and the Guarantor with a certificate of disposal containing written particulars of the serial numbers of the Notes so disposed of.

15.                            ISSUE OF REPLACEMENT CERTIFICATES

15.1                   The Issuer shall cause a sufficient quantity of additional forms of Certificates to be available, upon request, to the Fiscal Agent for the purpose of issuing replacement Certificates as provided below.

15.2                   The Fiscal Agent shall, subject to and in accordance with Condition 11 and the following provisions of this clause, cause to be authenticated (in the case only of replacement Certificates) and delivered any replacement Certificates which the Issuer may determine to issue in place of Certificates which have been lost, stolen, mutilated, defaced or destroyed.

15.3                    The Fiscal Agent shall obtain verification, in the case of an allegedly lost, stolen or destroyed Certificate in respect of which the serial number is known, that the Certificate has not previously been redeemed or paid. The Fiscal Agent shall not issue a replacement Certificate unless and until the applicant has:

(a)                             paid such expenses and costs as may be reasonably incurred in connection with the replacement;

(b)                            furnished it with such evidence and indemnity or security as the Issuer and the Fiscal Agent may reasonably require; and

(c)                               in the case of a mutilated or defaced Certificate, surrendered it to the Fiscal Agent.

15.4                   The Fiscal Agent shall cancel mutilated or defaced Certificates in respect of which replacement Certificates have been issued pursuant to this clause. The Fiscal Agent shall upon the Issuer’s written request furnish the Issuer and the Guarantor with a certificate stating the serial number of the Certificates received by it and cancelled pursuant to this clause and shall, unless otherwise requested by the Issuer, destroy all those Certificates and upon written request furnish the Issuer or the Guarantor with a destruction certificate containing the information specified in subclause 14.2.

15.5                   The Fiscal Agent shall, on issuing any replacement Certificate, forthwith inform the Issuer, the Guarantor, each other Paying Agent, the Registrar and the Transfer Agent, of the serial number of the replacement Certificate issued and (if known) of the serial number of the Certificate in place of which the replacement Certificate has been issued.

15.6                    Whenever a Certificate for which a replacement Certificate has been issued and the serial number of which is known is presented to a Paying Agent for payment or to a Transfer Agent for transfer, the relevant Agent shall immediately send notice to the Issuer, the Guarantor, the Registrar and (if it is not itself the Fiscal Agent) the Fiscal Agent.

16.                            RECORDS AND CERTIFICATES

16.1                    The Fiscal Agent shall keep a full and complete record of all Certificates and of their redemption, purchase by or on behalf of the Issuer, the Guarantor or any member of the Guarantor’s Group, cancellation or payment (as the case may be) and of all replacement Certificates issued in substitution for lost, stolen, mutilated, defaced or destroyed Certificates. The Fiscal Agent shall at all reasonable times make the records available to the Issuer and the Guarantor.

16.2                    The Fiscal Agent shall give to the Issuer and the Guarantor, upon written request, a certificate stating (a) the aggregate principal amount of Certificates which have been redeemed, (b) the serial numbers of those Certificates, (c) the aggregate amount of interest paid (and the due dates of the payments) on the Global Certificate and/or on the Certificates, (d) the aggregate principal amounts of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any member of the Guarantor’s Group which have been delivered to it for cancellation and the serial numbers of such Certificates and (e) the aggregate principal amounts of Certificates which have been surrendered and replaced and the serial numbers of those Certificates.

17.                            COPIES OF THIS AGREEMENT AVAILABLE FOR INSPECTION

The Fiscal Agent shall hold copies of this Agreement, and any other documents expressed to be held by them in the Offering Circular dated November 12, 2015  issued by the Issuer in relation to the Notes, available for inspection by the Noteholders upon their reasonable prior written request during normal business hours. For this purpose, the Issuer shall furnish the Fiscal Agent with sufficient copies of such documents.

18.                            COMMISSIONS AND EXPENSES

18.1                    The Issuer, failing which the Guarantor, shall pay to the Agents such fees and expenses in respect of the services of the Agents under this Agreement as shall be agreed in writing between the Issuer, the Guarantor and the Fiscal Agent. The Issuer and the Guarantor shall not be concerned with the apportionment of payment among the Agents other than such agents that may be appointed from time to time by the Issuer and the Guarantor that are not an affiliate of BNYM Trust Company or BNYM London.

18.2                    The Issuer, failing which the Guarantor, shall also pay to the Fiscal Agent an amount equal to any value added tax which may be payable in respect of the commissions or fees together with all properly incurred expenses incurred by the Agents in connection with their services under this Agreement.

18.3                    The Fiscal Agent shall arrange for payment of the fees and expenses due to the other Agents and arrange for the reimbursement of their expenses promptly after receipt of the relevant moneys from the Issuer or the Guarantor (as applicable).

18.4                    At the request of the Fiscal Agent, the parties to this Agreement may from time to time during the continuance of this Agreement review the commissions and fees agreed initially pursuant to subclause 18.1 with a view to determining whether the parties can mutually agree upon any changes to the commissions or fees.

19.                            INDEMNITY

19.1                    The Issuer and the Guarantor jointly and severally undertake to indemnify each of the Agents and their directors, officers, employees and controlling persons against all losses, liabilities, costs, claims, actions, damages, expenses or demands incurred by any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by any Agent under this Agreement except as may result from the negligence or wilful misconduct of the relevant Agent or its directors, officers, employees and controlling persons.

19.2                    Notwithstanding the foregoing subclause 19.1, under no circumstances shall the Issuer, the Guarantor or any of the Agents be liable for any consequential, indirect, punitive or special loss (being loss of business, goodwill, opportunity or profit), howsoever caused or arising.

19.3                    The indemnities in this clause 19 shall survive the termination or expiry of this Agreement and the resignation or removal of any Agent.

19.4                    The Fiscal Agent, the London Paying Agent and each other Agent appointed hereunder represents and warrants that it is duly organized and validly existing under the laws of its jurisdiction of formation, and has all regulatory and other approvals necessary to perform its obligations under this Agreement.

19.5                    Each of the Agents hereby undertakes to perform its duties pursuant to the terms set forth in this Agreement, consistent with industry standards, and in compliance with applicable laws and regulations.

20.                            GUARANTEE AND COVENANT

The Guarantor hereby unconditionally and irrevocably (i) guarantees the due performance by the Issuer of its obligations under this Agreement and the Notes, including the Issuer’s payment obligations hereunder and under the Notes as and when the same shall become due and payable on the terms set out in Schedule 5 and (ii) agrees and covenants to perform all of its obligations under this Agreement (including the Guarantee) and all of the obligations of the Guarantor referenced in the Notes as if such obligations were contained in this Agreement (including the Guarantee). The Guarantor’s obligations under this clause 20 shall apply irrespective of the validity or enforceability of any other provision of this Agreement or the Notes.

21.                            EVIDENCE OF GUARANTEE

21.1                    To further evidence the Guarantee obligations of the Guarantor set forth in clause 20, the Guarantor hereby:

(a)        agrees that a copy of the Guarantee shall, simultaneously with the issuance and authentication of the Notes under this Agreement, be delivered to, or to the order of, the Fiscal Agent;

(b)        agrees to, and authorises, the endorsement of a copy of the Guarantee on each Note authenticated by the Fiscal Agent;

(c)        acknowledges and agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a copy of the Guarantee; and

(d)        acknowledges and agrees that the delivery of any Note by the Fiscal Agent, after authentication thereof under this Agreement, shall constitute due delivery of the Guarantee set forth in this Agreement on behalf of the Guarantor.

22.                            REPAYMENT BY FISCAL AGENT

Sums paid by or by arrangement with the Issuer or the Guarantor for payment to the Noteholders (as applicable) to the Fiscal Agent pursuant to the terms of this Agreement shall not be required to be repaid to the Issuer or the Guarantor unless and until any Note becomes void under the provisions of Condition 9 but in that event the Fiscal Agent shall forthwith repay to the Issuer or the Guarantor (as applicable) (upon its written request therefor to the extent it has actual knowledge of such) sums that have not yet been paid to the registered holders equivalent to the amounts which would otherwise have been payable in respect of the relevant Note.

23.                            CONDITIONS OF APPOINTMENT

23.1                    Subject as provided in subclause 23.3, the Fiscal Agent shall be entitled to deal with money paid to it by the Issuer or the Guarantor (as applicable) for the purposes of this Agreement in the same manner as other money paid to a banker by its customers and shall not be liable to account to the Issuer or the Guarantor (as applicable) for any interest or other amounts in respect of the money. No money held by any Agent need be segregated except as required by law.

23.2                    Subject as provided in subclause 23.3, in acting under this Agreement and in connection with the Notes, the Agents shall act solely as agents of the Issuer and the Guarantor and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or registered holders of the Notes.

23.3                    No Agent shall exercise any right of set-off or lien against the Issuer, the Guarantor or any registered holders of Notes in respect of any moneys payable to or by it under the terms of this Agreement.

23.4                    Except as otherwise permitted in the Conditions or as ordered by a court of competent jurisdiction or required by law or otherwise instructed by the Issuer, each of the Agents shall be entitled to treat the registered holder of any Note as the absolute owner for all purposes (whether or not the Note shall be overdue and notwithstanding any notice of ownership or other writing on the Note or any notice of previous loss or theft of the Note).

23.5                    Each of the Agents shall be obliged to perform such duties and only such duties as are specifically set out in this Agreement and the Notes and no implied duties or obligations shall be read into this Agreement or the Notes against the Agents.

23.6                    The Fiscal Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

23.7                    Each of the Agents shall be protected, may rely, and shall incur no liability for or in respect of action taken, omitted or suffered in reliance upon, and in accordance with, any instruction, request or order from the Issuer or the Guarantor, or any notice, resolution, direction, consent, certificate, affidavit, statement, facsimile or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer or the Guarantor.

23.8                    Any of the Agents and their affiliates, their officers, directors, employees or controlling persons may become the owner of, or acquire any interest in, Notes with the same rights that it or he would have if the Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Issuer or the Guarantor, and may act on, or as depositary, trustee or agent for, any committee or body of registered holders of Notes or other obligations of the Issuer or the Guarantor, as freely as if the Agent were not appointed under this Agreement.

23.9                    The Agents shall not be under any obligation to take any action under this Agreement which any of them expects may result in any cost, expense or liability accruing to it. No provision of this Agreement shall require the Agents to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

23.10            In no event shall the Agents be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agents shall use reasonable best efforts to resume performance as soon as practicable under the circumstances.

23.11            In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution which has agreed to be subject to or related to this Agreement agrees to provide to each Agent upon request reasonably available information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so that such Agent (as the case may be) can determine whether it has tax related obligations under Applicable Law.

23.12            The permissive rights of the Agents enumerated herein shall not be construed as duties of the Agents.

23.13            The Agents shall not be charged with knowledge of any default or event of default unless a trust officer of the Fiscal Agent with direct responsibility for the administration of this Agreement has received written notice of any such event and such notice references this Agreement and the Notes.

23.14            No Agent shall be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of negligence or wilful misconduct on its part.  In no event shall any Agent be liable for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians in the absence of gross negligence or wilful misconduct in their selection.

23.15            The recitals contained herein and in the Notes (except in the certificate of authentication of a duly authorized officer or a duly appointed signatory of the Fiscal Agent) shall be taken as the statements of the Issuer and the Agents assume no responsibility for the correctness of the same.  None of the Agents makes any representation as to the validity or sufficiency of this Agreement or the Notes.  None of the Agents or any other paying agent shall be accountable for the use or application by the Issuer of the proceeds of any Notes authenticated and delivered by or on behalf of the Fiscal Agent in conformity with the provisions of this Agreement.

24.                            COMMUNICATION WITH AGENTS

A copy of all communications relating to the subject matter of this Agreement between the Issuer and any of the Agents other than the Fiscal Agent shall be sent to the Fiscal Agent.

25.                            TERMINATION OF APPOINTMENT

25.1                    The Issuer may terminate the appointment of any Agent at any time and/or appoint additional or other Agents by giving to the Agent whose appointment is concerned and, where appropriate, the Fiscal Agent, at least 60 days’ prior written notice to that effect, provided that, so long as any of the Notes is outstanding, (a) in the case of a Paying Agent, the notice shall not expire less than 45 days before any due date for the payment of interest and (b) notice shall be given under Condition 12 at least 30 days before the removal or appointment of an Agent.

25.2                    Notwithstanding the provisions of subclause 25.1, if at any time an Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy, or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or if an administrator, liquidator or administrative or other receiver of it or of all or a substantial part of its property is appointed, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment of its debts, or if an order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law, or if a public officer takes charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, administration or liquidation, the Issuer may forthwith without notice terminate the appointment of the Agent, in which event notice shall be given by the Issuer to the Noteholders under Condition 12 as soon as is practicable.

25.3                    All or any of the Agents may resign their respective appointments under this Agreement at any time by giving to the Issuer and the Guarantor and, where appropriate, the Fiscal Agent, upon not less than 60 days’ prior written notice to that effect, provided that, so long as any of the Notes is outstanding, the notice shall not, in the case of a Paying Agent, expire less than 45 days before any due date for the payment of interest. Following receipt of a notice of resignation from a Paying Agent, the Issuer shall promptly, and in any event not less than 30 days before the resignation takes effect, give notice to the Noteholders under Condition 12. If the Fiscal Agent shall resign or be removed pursuant to subclauses 25.1 or 25.2 above or in accordance with this subclause 25.3, the Issuer shall promptly and in any event within 30 days of receipt of the notice of resignation appoint a successor (being a leading bank acting through its office in the United States or London). If the Issuer fails to appoint a successor within such period, the Fiscal Agent may at the expense of the Issuer petition a court of competent jurisdiction for the appointment of a successor Fiscal Agent.

25.4                    Notwithstanding the provisions of subclauses 25.1, 25.2 and 25.3, so long as any of the Notes is outstanding, the termination of the appointment of an Agent (whether by the Issuer or by the resignation of such Agent) shall not be effective unless upon the expiry of the relevant notice there is:

(a)                               a Fiscal Agent and a Paying Agent (which may be the Fiscal Agent);

(b)                             so long as such a Paying Agent exists, a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; and

(c)                               a Registrar and a Transfer Agent.

25.5                    Any successor Agent shall execute and deliver to its predecessor, the Issuer, the Guarantor and, where appropriate, the Fiscal Agent, an instrument accepting the appointment under this Agreement, and the successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the predecessor with like effect as if originally named as an Agent.

25.6                    If the appointment of an Agent under this Agreement is terminated (whether by the Issuer or by the resignation of the relevant Agent), such Agent shall (upon payment of its charges hereunder, except for those charges, if any, under a good faith dispute by the Issuer) on the date on which the termination takes effect deliver to its successor

Agent (or, if none, the Fiscal Agent) all Notes surrendered to it but not yet destroyed and all records concerning the Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release) and pay to its successor Agent (or, if none, to the Fiscal Agent) the amounts (if any) held by it in respect of Notes which have become due and payable but which have not been presented for payment, but shall have no other duties or responsibilities under this Agreement.

25.7                    If the Fiscal Agent or any of the other Agents shall change its specified office, it shall give to the Issuer, the Guarantor and where appropriate, the Fiscal Agent not less than 45 days’ prior written notice to that effect giving the address of the new specified office. As soon as practicable thereafter and in any event at least 30 days before the change, the Fiscal Agent shall give to the Noteholders on behalf of and at the expense of the Issuer, notice of the change and the address of the new specified office under Condition 12.

25.8                    A corporation into which any Agent for the time being may be merged or converted or a corporation with which the Agent may be consolidated or a corporation resulting from a merger, conversion or consolidation to which the Agent shall be a party, any corporation to which such Agent shall sell or otherwise transfer all or substantially all of its assets or any corporation to which such Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement. Notice of any merger, conversion or consolidation shall forthwith be given to the Issuer and, where appropriate, the Fiscal Agent.

26.                            MEETINGS OF NOTEHOLDERS

The provisions of Schedule 3 shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement provided that, so long as any of the Notes are represented by the Global Certificate, the expression “Noteholders” shall include the persons for the time being shown in the records of Euroclear Bank S.A./N.V. as operator of the Euroclear System and/or Clearstream Banking, société anonyme, as the holders of a particular principal amount of such Notes (in which regard a certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Notes standing to the account of any person shall be conclusive and binding) for all purposes other than with respect to the payment of principal of, and interest on, such Notes, the right to which shall be vested as against the Issuer or the Guarantor solely in the nominee for the relevant Clearing System in accordance with and subject to the terms of the Global Certificate and the expressions “holder” and “holders” shall be construed accordingly.

27.                            NOTICES

Any notice required to be given under this Agreement to any of the parties shall be in English and shall be delivered in person, sent by pre-paid post (first class if inland, first class airmail if overseas) or by facsimile addressed to:

The Issuer:	SIMON INTERNATIONAL FINANCE, S.C.A.
6, rue Eugène Ruppert
L-2453, Luxembourg

	Facsimile No:	352 26383525
	Attention:	Julien Ponson

with a copy to:

SIMON PROPERTY GROUP, L.P.
225 West Washington Street
Indianapolis, Indiana 46204
United States of America
	Facsimile No:	317-263-7613
	Attention:	Treasurer with a copy to General Counsel

The Guarantor:	SIMON PROPERTY GROUP, L.P.
225 West Washington Street
Indianapolis, Indiana 46204
United States of America

	Facsimile No:	317-263-7613
	Attention:	Treasurer with a copy to General Counsel

The Fiscal Agent, the Transfer	THE BANK OF NEW YORK MELLON
Agent and the Registrar:	TRUST COMPANY, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
United States of America

	Facsimile No:	312-827-8572
	Attention:	Corporate Trust Administration

The London Paying Agent:	THE BANK OF NEW YORK MELLON, LONDON BRANCH
One Canada Square
Canary Wharf
London E14 5AL
England

	Facsimile No:	+44 (0) 207 964 6399
	Attention:	Global Corporate Trust

or such other address of which notice in writing has been given to the other parties to this Agreement under the provisions of this clause.

Any such notice shall take effect, if delivered in person, at the time of delivery, if sent by post, three days in the case of inland post or seven days in the case of overseas post, after the time of despatch, and, in the case of facsimile, 24 hours after the time of despatch, provided that in the case of a notice given by facsimile transmission such notice shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice given by facsimile.

Each of the Agents agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Agents shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer or the Guarantor elects to give an Agent e-mail or facsimile instructions (or instructions by a similar electronic method) and the Agent in its discretion elects to act upon such instructions, the Agent’s good faith understanding of such instructions shall be deemed controlling. The Agents shall not be liable for any losses, costs or expenses arising from the Agents’ good faith reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer and the Guarantor agree to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Agents, including without limitation the risk of the Agents acting on unauthorized instructions, and the risk or interception and misuse by third parties.

28.                            TAXES AND STAMP DUTIES

The Issuer and the Guarantor agrees to pay any and all stamp and other taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement by the Agents.

29.                            COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement and any party may enter into this Agreement by executing a counterpart.

30.                            DESCRIPTIVE HEADINGS

The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions of this Agreement.

31.                            GOVERNING LAW AND SUBMISSION TO JURISDICTION

31.1                    This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg Companies Act is expressly excluded.

31.2                    Each of the Issuer, the Guarantor and the Agents irrevocably consents to the non-exclusive jurisdiction of the State or Federal courts sitting in the Borough of Manhattan, The City of New York (“New York Courts”) to adjudicate any disputes which may arise out of or in connection with this Agreement or the Notes and that accordingly any action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement or the Notes may be brought in such New York Courts. Each of the Issuer, the Guarantor and the Agents waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

31.3                    Each of the Issuer, the Guarantor and the Agents agrees to waive, to the fullest extent permitted by applicable law, any right any of them may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or any Note (whether based on contract, tort or any other theory). Each of the Issuer, the Guarantor and the Agents, (a) certifies that no representative, agent or attorney or any other party has represented, expressly or otherwise, that such other party would not, in the event of Proceedings, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties to this Agreement have been induced to enter in this Agreement by, among other things, the mutual waivers and certifications in this section.

31.4                    The Issuer hereby agrees that the process by which any Proceedings in the New York Courts are begun may be served on it by being delivered to Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204, United States of America and agrees further that service of process upon such person shall be deemed in every respect effective service of process in any such proceedings. If the appointment of the person appointed to receive process on behalf of the Issuer ceases to be effective, the Issuer shall forthwith appoint a further person in the State of New York to accept service of process on its behalf and notify the name and address of such person to the Fiscal Agent, on behalf of the Agents, and, failing such appointment within fifteen days, the Fiscal Agent shall be entitled to appoint such a person by written notice addressed and delivered to the Issuer.

31.5                    To the extent that either the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, each of the Issuer and the Guarantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and under any Note.

32.                            AMENDMENTS

This Agreement may be amended by all of the parties, without the consent of any Noteholder, either;

(a)                              for the purpose of curing any ambiguity or of curing, correcting or supplementing any manifest or proven error or any other defective provision contained in this Agreement; or

(b)                            in any other manner which the parties may mutually deem necessary or desirable and which shall not be inconsistent with the Conditions and shall not be materially prejudicial to the interests of the Noteholders.

Prior to executing any amendment, the Fiscal Agent shall be entitled to receive, and shall be fully protected in relying on, an opinion of counsel to the Issuer stating that such amendment is permitted under this Agreement.  The Fiscal Agent may, but shall not be obligated to, execute any amendment if such amendment adversely affects the Fiscal Agent’s rights, duties or immunities.

SCHEDULE 1

FORM OF THE GLOBAL CERTIFICATE

GLOBAL CERTIFICATE

THIS GLOBAL CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS GLOBAL CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO ANY U.S. PERSON UNLESS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)), NEITHER THIS GLOBAL CERTIFICATE NOR ANY PORTION HEREOF MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON EXCEPT IN COMPLIANCE WITH REGULATION S.

ISIN: •

Common Code: •

Simon International Finance, S.C.A. a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453, Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under registration No. B 191.224 (the “Issuer”) hereby certifies that The Bank of New York Depository Nominees is, at the date hereof, entered in the Register as the holder of the aggregate nominal amount of €750,000,000 of a duly authorised issue of Notes (the “Notes”) described, and having the provisions specified, in the attached Terms and Conditions of the Notes (the “Conditions”).

Words and expressions defined or set out in the Conditions shall have the same meaning when used in this Global Certificate.

This Global Certificate is issued subject to, and with the benefit of, the Conditions and a fiscal agency agreement (the “Agency Agreement” which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated November 18, 2015 and made between, inter alios, the Issuer, Simon Property Group, L.P., The Bank of New York Mellon Trust Company, N.A. and The Bank of New York Mellon, London Branch.

Subject to and in accordance with the Conditions, the registered holder of this Global Certificate is entitled to receive on November 18, 2022 and/or on such earlier date(s) as all or any of the Notes represented by this Global Certificate may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of the Notes on each such date and interest on the nominal amount of the Notes from time to time represented by this Global Certificate calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.

On any redemption of, payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Certificate, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by the Registrar in the Register. Upon any such redemption or purchase and cancellation, the nominal amount of the Notes held by the registered holder hereof shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled. The nominal amount of the Notes held by the registered holder hereof following any such redemption or purchase and cancellation or any transfer or exchange as referred to below shall be that amount most recently entered in the Register.

Notes represented by this Global Certificate are transferable only in accordance with, and subject to, the provisions of this Global Certificate and of Condition 2 and the rules and operating procedures of Euroclear Banking S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”, together with Euroclear, the “Clearing Systems”).

This Global Certificate may be exchanged in whole but not in part (free of charge) for definitive Certificates in the form set out in Part 1 of Schedule 2 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such definitive Certificates and the Conditions have been endorsed on or attached to such Certificates) only upon the occurrence of any of the following events:

(a)       principal, premium, if any, or interest in respect of any Note is not paid when due and payable in accordance with the Conditions;

(b)        if this Global Certificate is registered in the name of a nominee for a common depositary for Euroclear and Clearstream, Luxembourg, the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system is available.

The Issuer will promptly give notice to Noteholders in accordance with Condition 12 upon the occurrence of any such event. In the event of the occurrence of any such event, Euroclear and/or Clearstream, Luxembourg, as the case may be, acting on the instructions of any holder of an interest in this Global Certificate may give notice to the Registrar requesting exchange. An exchange shall occur no later than 10 days after the date of receipt of the relevant notice by the Registrar.

Exchanges will be made upon presentation of this Global Certificate at the office of the Registrar at The Bank of New York Mellon Trust Company, N.A., 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, United States of America by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for general business in the United States. The aggregate nominal amount of Certificates issued upon an exchange of this Global Certificate will be equal to the aggregate nominal amount of this Global Certificate.

On an exchange in whole of this Global Certificate, this Global Certificate shall be surrendered to the Registrar.

On any exchange or transfer following which either (i) Notes represented by this Global Certificate are no longer to be so represented or (ii) Notes not so represented are to be so represented, details of the transfer shall be entered by the Registrar in the Register, following which the nominal amount of this Global Certificate and the Note held by the registered holder of this Global Certificate shall be increased or reduced (as the case may be) by the nominal amount so transferred.

Until the exchange of the whole of this Global Certificate, the registered holder of this Global Certificate shall in all respects (except as otherwise provided in this Global Certificate and in the Conditions) be entitled to the same benefits as if he were the registered holder of the Certificates represented by this Global Certificate.

In the event that this Global Certificate (or any part of it) has become due and repayable in accordance with the Conditions or that the maturity date has occurred and, in either case, payment in full of the amount due has not been made to the registered holder of this Global Certificate in accordance with the provisions set out above, then holders of interests in this Global Certificate will become entitled to proceed directly against the Issuer on the basis of statement of account provided by Euroclear and Clearstream, Luxembourg, as the case may be, provided nothing herein shall prevent the Issuer or any Agent from giving effect to any written certification, proxy or other authorisation furnished by the depositary or impair, as between the Clearing Systems and their agent members, the operation of customary practices of such depositary governing the exercise of the rights of a holder of a beneficial interest in this Global Certificate.

This Global Certificate is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Global Certificate.

For so long as all of the Notes are represented by this Global Certificate and this Global Certificate is held on behalf of a clearing system, each person (other than another clearing system) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (as the case may be), as the holder of a particular aggregate principal amount of such Notes (each an “Accountholder”) (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg (as the case may be) as to the aggregate principal amount of such Notes standing to the account by any person shall in the absence of manifest error, be conclusive and binding for all purposes), shall be treated as the holder of such aggregate principal amount of such Notes (and the expression “Noteholders” and references to “holding of Notes” and to “holder of Notes” shall be construed accordingly) for all purposes other than with respect to payments on such Notes, the right to which shall be vested, as against the Issuer, solely in the nominee for the relevant clearing system (the “Relevant Nominee”), in accordance with and subject to the terms of this Global Certificate. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment made to the Relevant Nominee.

Payments of principal and premium, if any, in respect of Notes represented by this Global Certificate, if no further payment falls to be made in respect of the Notes, will be made upon presentation and surrender of this Global Certificate to or to the order of the Fiscal Agent or such other Agent as shall have been notified to the registered holder of this Global Certificate for such purpose.

So long as the Notes are represented by the Global Certificate, each payment in respect of the Global Certificate will be made to, or to the order of, the person shown as the holder of the

Notes in the Register (as such term is defined in the Agency Agreement) at the close of business (of the relevant clearing system) on the Clearing System Business Day immediately prior to the due date for such payments, where “Clearing System Business Day” means Monday to Friday, inclusive except December 25 and January 1.

A record of each payment made will be endorsed on the appropriate schedule to this Global Certificate by or on behalf of the Fiscal Agent and shall be prima facie evidence that payment has been made.

So long as all the Notes are represented by this Global Certificate and this Global Certificate is held on behalf of a clearing system, notices to Noteholders may be given by delivery of the relevant notice to that clearing system for communication by it to entitled Accountholders in substitution for notification as required by the Conditions.

The Registrar will not register title to the Notes in a name other than that of the Relevant Nominee for a period of 15 calendar days preceding the due date for any payment of principal or premium, if any, in respect of the Notes.

Transfers of book-entry interests in the Notes will be effected through the records of Euroclear and Clearstream, Luxembourg and their respective participants in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg and their respective direct and indirect participants.

This Global Certificate is governed by, and shall be construed in accordance with, New York law.

This Global Certificate shall not be valid unless authenticated by the Fiscal Agent.

IN WITNESS whereof the Issuer has caused this Global Certificate to be duly executed on its behalf.

SIMON INTERNATIONAL FINANCE, S.C.A.

acting through its general partner Simon International Finance GP, S.à r.l.

represented by its permanent representative Brian J. McDade

By:
	Name:	Brian J. McDade
	Title:	Permanent Representative

Authenticated without recourse, warranty or liability by

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Fiscal Agent

By:
Name:
Title:
Date:

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned, being the registered holder of this Global Certificate, hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

€ ____________________________ in principal amount outstanding of the €750,000,000 1.375% Guaranteed Notes due 2022 of Simon International Finance, S.C.A. (the “Notes”) and all rights thereunder, hereby irrevocably constituting and appointing The Bank of New York Mellon Trust Company, N.A., in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York Mellon Trust Company, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Signature(s)

Date:

N.B.    1           This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2           The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the front of this Global Certificate.

SCHEDULE
Payments, Exchange and Cancellation of Notes

Date of payment, exchange, delivery or cancellation	Amount of interest, any Additional Amounts or premium, if any, paid	Principal amount of Global Certificate then delivered or by which Global Certificate then increased	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Global Certificate	Authorised Signature

[Attached to the Global Certificate]

[Guarantee as set out in Schedule 5]

[Terms and Conditions of the Notes as set out in Part 2 of Schedule 2]

[At the foot of the Terms and Conditions of the Notes:]

FISCAL AGENT, REGISTRAR AND TRANSFER AGENT

The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
United States of America

LONDON PAYING AGENT

The Bank of New York Mellon, London Branch
One Canada Square
Canary Wharf
London E14 5AL
England

SCHEDULE 2

FORM OF CERTIFICATE AND TERMS AND CONDITIONS OF THE NOTES

PART 1

FORM OF CERTIFICATE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO ANY U.S. PERSON UNLESS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. PRIOR TO THE EXPIRATION OF THE 40-DAY “DISTRIBUTION COMPLIANCE PERIOD” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”)), NEITHER THIS NOTE NOR ANY PORTION HEREOF MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON EXCEPT IN COMPLIANCE WITH REGULATION S.

ISIN: •

Common Code: •

Simon International Finance, S.C.A. a corporate partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 6, rue Eugène Ruppert, L-2453, Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under registration No. B 191.224 (the “Issuer”) hereby certifies that ____________ is/are, at the date of this Note, entered in the Register as the holder(s) of the aggregate nominal amount of €____________ of a duly authorised issue of €750,000,000 1.375% Guaranteed Notes due 2022 by the Issuer (the “Notes”) described, and having the provisions specified, in the attached Conditions (the “Conditions”). References in this Note to the Conditions shall be to the Terms and Conditions attached to this Note.

Words and expressions defined or set out in the Conditions shall have the same meaning when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and a fiscal agency agreement (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be amended, supplemented, novated or restated from time to time) dated November 18, 2015 and made between, inter alios, the Issuer, Simon Property Group, L.P., The Bank of New York Mellon Trust Company, N.A., as Fiscal Agent, Transfer Agent and Registrar and The Bank of New York Mellon, London Branch, as London Paying Agent.

Subject to and in accordance with the Conditions, the registered holder(s) of this Note is/are entitled to receive on November 18, 2022 and/or on such earlier date(s) as this Note may become due and repayable in accordance with the Conditions, the amount payable under the Conditions in respect of this Note on each such due date and interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, all in accordance with the Conditions.

This Note is not a document of title. Entitlements are determined by entry in the Register and only the duly registered holder from time to time is entitled to payment in respect of this Note.

This Note shall not be valid unless authenticated by the Fiscal Agent.

IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.

SIMON INTERNATIONAL FINANCE, S.C.A.

acting through its general partner Simon International Finance GP, S.à r.l.

represented by its permanent representative Brian J. McDade

By:
	Name:	Brian J. McDade
	Title:	Permanent Representative

Authenticated without recourse, warranty or liability by

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Fiscal Agent

By:
Name:
Title:
Date:

FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

€____________ nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing [REGISTRAR] as attorney to transfer such principal amount of this Note in the register maintained by SIMON INTERNATIONAL FINANCE, S.C.A. with full power of substitution.

Signature(s)

Date:

NOTE:

1.                                    This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

2. The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the front of this Certificate.

[Attached to the Certificate]

[Guarantee as set out in Schedule 5]

[Terms and Conditions of the Notes as set out in Part 2 of this Schedule 2]

[At the foot of the Terms and Conditions of the Notes:]

FISCAL AGENT, REGISTRAR AND TRANSFER AGENT

The Bank of New York Mellon Trust Company, N.A.
2 N. LaSalle Street, Suite 1020
Chicago, Illinois 60602
United States of America

LONDON PAYING AGENT

The Bank of New York Mellon, London Branch
One Canada Square
Canary Wharf
London E14 5AL
England

and/or such other or further Fiscal Agent, Paying Agents and/or Registrar and/or specified offices as may from time to time be appointed by the Issuer and notice of which has been given to the Noteholders.

PART 2

TERMS AND CONDITIONS OF THE NOTES

The following is the text of the Terms and Conditions of the Notes which (subject to modification and except for the paragraphs in italics) will be endorsed on Certificates issued in respect of the Notes:

The €750,000,000 1.375% Guaranteed Notes due 2022 (the “Notes”, which expression shall in these Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 14 and forming a single series with the Notes) of Simon International Finance, S.C.A. (the “Issuer”) are issued subject to and with the benefit of (i) a fiscal agency agreement dated November 18, 2015 (such agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) made between the Issuer, Simon Property Group, L.P. in its capacity as guarantor (the “Guarantor”), The Bank of New York Mellon Trust Company, N.A. in its capacities as fiscal agent (the “Fiscal Agent”), transfer agent (the “Transfer Agent”) and registrar (the “Registrar”), and The Bank of New York Mellon, London Branch in its capacity as paying agent (the “London Paying Agent”, together with the Fiscal Agent, the “Paying Agents” and, the Fiscal Agent, the London Paying Agent, the Transfer Agent and the Registrar collectively, the “Agents”) and (ii) a full guarantee by the Guarantor as set out in the Agency Agreement (the “Guarantee”).

The Notes will be issued on November 18, 2015.

The statements in these Conditions include summaries of, and are subject to, the detailed provisions of and definitions in the Agency Agreement. Copies of the Agency Agreement are available for inspection during normal business hours at the specified office of the Fiscal Agent. The holders of the Notes (the “Noteholders”) are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement (which includes, without limitation, the Guarantee) applicable to them. References in these Conditions to the Agents shall include any successor appointed under the Agency Agreement.

The owners shown in the records of Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) of book-entry interests in Notes are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Agency Agreement (which includes, without limitation, the Guarantee) applicable to them.

1.                                      Form, Denomination, Title and Guarantee

(1)                                 Form and denomination

The Notes are in registered form, serially numbered, in denominations of €100,000 each and integral multiples of €1,000 in excess thereof (referred to as the principal amount of a Note). A note certificate (each a “Certificate”) will be issued to each Noteholder in respect of its registered holding of Notes. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the register of Noteholders which the Issuer will procure to be kept by the Registrar.  The Issuer shall cause to be kept at its registered office in the Grand Duchy of Luxembourg a register of Noteholders in accordance with the provisions of the Luxembourg law on commercial companies dated August 10, 1915, as amended.  In case of discrepancies between the register of Noteholders held by the Registrar and the register held by the Issuer at its registered office, the register held by the Issuer will prevail for Luxembourg law purposes.

The Notes are not issuable in bearer form.

(2)                                 Title

Title to the Notes passes only by registration in the register of Noteholders. The holder of any Note will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions “Noteholder” and (in relation to a Note) “holder” means the person in whose name a Note is registered in the register of Noteholders.

For a description of the procedures for transferring title to book-entry interests in the Notes, see the Agency Agreement and Condition 2.

(3)                                 Guarantee

The Guarantor has in the Agency Agreement fully and unconditionally guaranteed the due and punctual payment of the principal of, and premium, if any, and interest on, and all other amounts payable under, each Note and the Agency Agreement. The obligations of the Guarantor under the Guarantee constitute direct and unconditional unsecured and unsubordinated obligations of the Guarantor and will rank equally with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness from time to time outstanding. Notwithstanding the foregoing, the obligations of the Guarantor under the Guarantee at any time shall be limited to the maximum amount as will result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to the Agency Agreement, the Notes and the obligations of the Guarantor thereunder. In these Conditions, “Debtor Relief Law” means Title 11 of the United States Code, as amended, and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.  Subject to specified limitations as described in Condition 4 below, the Agency Agreement and the Notes permit the Guarantor and its subsidiaries to incur additional secured and unsecured indebtedness and to issue preferred equity.

2.                                      Transfers of Notes and Issue of Certificates

(1)                                 Transfers

A Note may be transferred by depositing the Certificate issued in respect of that Note, with the form of transfer on the back duly completed and signed, at the specified office of the Registrar or any of the Transfer Agents.

(2)                                 Delivery of new Certificates

Each new Certificate to be issued upon transfer of Notes will, within five business days of receipt by the Registrar or the relevant Transfer Agent of the duly completed form of transfer endorsed on the relevant Certificate, be mailed by uninsured mail at the risk of the holder entitled to the Note to the address specified in the form of transfer. For the purposes of this Condition, “business day” shall mean a day on which banks are open for business in the city in which the specified office of the Transfer Agent with whom a Certificate is deposited in connection with a transfer is located.

Except in the limited circumstances described herein (see “Summary of Provisions Relating to the Notes while in Global Form”), owners of interests in the Notes will not be entitled to receive physical delivery of Certificates. Issues of Certificates upon transfer of Notes are subject to compliance by the transferor and transferee with the certification procedures described above and in the Agency Agreement.

Where some but not all of the Notes in respect of which a Certificate is issued are to be transferred, a new Certificate in respect of the Notes not so transferred will, within five business days of receipt by the Registrar or the relevant Transfer Agent of the original Certificate, be mailed by uninsured mail at the risk of the holder of the Notes not so transferred to the address of such holder appearing on the register of Noteholders or as specified in the form of transfer.

(3)                                 Formalities free of charge

Registration or transfer of Notes will be effected without charge by or on behalf of the Issuer or any Agent but upon payment (or the giving of such indemnity as the Issuer or any Agent may reasonably require) in respect of any tax or other governmental charges which may be imposed in relation to such transfer.

(4)                                 Closed Periods

No Noteholder may require the transfer of a Note to be registered during the period of 15 days ending on the due date for any payment of principal of, or premium, if any, or interest on, that Note.

(5)                                 Regulations

All transfers of Notes and entries on the register of Noteholders will be made subject to the detailed regulations concerning transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Registrar. A copy of the current regulations will be mailed (free of charge) by or on behalf of the Issuer to any Noteholder who requests one.

3.                                      Status of the Notes

The Notes will constitute direct and unconditional unsecured and unsubordinated obligations of the Issuer and will rank equally with all of the Issuer’s other existing and future unsecured and unsubordinated indebtedness from time to time outstanding. Subject to specified limitations as described in Condition 4 below, the Agency Agreement and the Notes permit the Issuer to incur additional secured and unsecured indebtedness.

4.                                      Covenants

(1)                                 Covenants and Other Terms from Prior Issues

The Guarantor is subject to those covenants and other provisions in relation to existing debt securities issued by it under a base indenture and supplemental indentures dated prior to June 7, 2005 (the “Prior Supplemental Indentures”) set out in Appendix A (Prior Covenants and Other Terms) to these Conditions (as modified to account for structural differences between the Prior Supplemental Indentures and the Agency Agreement, the “Prior Covenants and Other Terms”) which will apply to the Notes and shall be deemed to be part of, and incorporated into, these Conditions for as long as any debt securities issued under the Prior Supplemental Indentures remain outstanding; provided however, that if the related covenants and/or other provisions in the Prior Supplemental Indentures are amended or modified during the term of the Notes, the Prior Covenants and Other Terms shall continue to apply to the Notes as so amended or modified (accounting for structural differences between the Prior Supplemental Indentures and the Agency Agreement).

(2)                                 Covenants

In addition to the Prior Covenants and Other Terms described in paragraph (1) above, the Issuer and the Guarantor jointly and severally covenant and agree as follows:

(a)                                 Limitation on Debt

As of each Reporting Date (as defined below), Debt (as defined below) shall not exceed 65% of Total Assets (as defined below).

(b)                                 Limitation on Secured Debt

As of each Reporting Date, Secured Debt (as defined below) shall not exceed 50% of Total Assets.

(c)                                  Fixed Charge Coverage Ratio

For the four consecutive quarters ending on each Reporting Date, the ratio of Annualized EBITDA (as defined below) to Annualized Interest Expense (as defined below) shall be at least 1.50 to 1.00.

(d)                                 Maintenance of Total Unencumbered Assets

As of each Reporting Date, Unencumbered Assets (as defined below) shall be at least 125% of Unsecured Debt (as defined below).

(e)                                  Merger, Consolidation or Sale

Neither the Issuer nor the Guarantor may, in any transaction or series of related transactions, (i) consolidate with, or merge with or into, any other person or (ii) sell, lease or convey all or substantially all of its assets to any other person, in each case, without the consent of holders of the Notes, unless:

(A)                               in such transaction or transactions involving the Issuer, the Issuer shall be the continuing person or the successor person (if other than the Issuer) formed by or resulting from the consolidation or merger or to which its assets shall have been sold, leased or conveyed (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States (as defined in Condition 8 below) or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, (ii) if organised and existing other than under the laws of the United States, irrevocably and unconditionally (1) consents and submits to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Agency Agreement or the Notes, (2) waives, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (3) appoints an agent in The City of New York for service of process in any such legal action, suit or proceeding, and (iii) expressly assumes the due and punctual payment of the principal of, and premium, if any, and interest on,  all the Notes and the due and punctual performance of all of the Issuer’s other obligations under the Agency Agreement and the Notes;

(B)                               in such transaction or transactions involving the Guarantor, the Guarantor shall be the continuing person or the successor person (if other than the Guarantor) formed by or resulting from the consolidation or merger or to which its assets shall have been sold, leased or conveyed (i) is a corporation, limited liability company, partnership or other entity organized and existing under the laws of the United States or any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, (ii) if organized and existing other than under the laws of the United States, irrevocably and unconditionally (1) consents and submits to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Agency Agreement or the Guarantee, (2) waives, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (3) appoints an agent in The City of New York for service of process in any such legal action, suit or proceeding and (iii) expressly assumes, via a supplement to the Agency Agreement or otherwise, all of the Guarantor’s obligations under the Agency Agreement and the Guarantee;

(C)                               immediately after giving effect to such transaction or transactions, no Event of Default, and no event which, after notice or the lapse of time or both would become an Event of Default, shall have occurred and be continuing; and

(D)                               the Fiscal Agent shall have received from the Issuer or the Guarantor a certificate of an authorized officer of the Issuer or the Guarantor (or its respective general partner), as applicable, and a written opinion of counsel to the effect that all conditions precedent to such transaction or transactions have been satisfied.

Upon any such consolidation, merger, sale, lease or conveyance and upon any such assumption by a successor person, such successor person shall succeed to, and be substituted for, the Issuer or the Guarantor, as applicable, and may exercise every right and power of the Issuer or the Guarantor, as applicable, under the Notes or the Guarantee, as applicable, and the Agency Agreement with the same effect as if such successor person had been named as the Issuer or the Guarantor, as applicable, in the Notes or the Guarantee, as applicable, and the Agency Agreement; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Notes and the Guarantee, as applicable, and the Agency Agreement. The Issuer or the Guarantor, as applicable, shall promptly provide written notice of any such consolidation, merger, sale, lease or conveyance to the Noteholders.

For the avoidance of doubt, no notice to, or consent from, the Noteholders shall be required solely with respect to any transfer of the equity interests in the Issuer to another wholly-owned (whether directly or indirectly) Subsidiary (as defined below) of the Guarantor or to the Guarantor, provided that: (i) such transfer is not a transaction or part of a series of related transactions that would be required to comply with the above terms and requirements of this Condition 4(2)(e), (ii) the Guarantee in respect of the Notes remains fully effective in relation to the obligations of the Issuer in respect of the Notes and remains valid, binding and enforceable against the Guarantor with respect to the Notes, and (iii) immediately after giving effect to such transfer, no Event of Default, and no event which, after notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

(f)                                Substitution

The Issuer may be replaced, and any member of the Guarantor’s Group (as defined below) may be substituted for the Issuer, as principal debtor in respect of the Notes (such member of the Guarantor’s Group substituted for the Issuer, the “Substituted Debtor”), without the consent of holders of the Notes, upon not less than 30 nor more than 60 days’ prior written notice, provided that (i) the Substituted Debtor has expressly assumed the due and punctual payment of the principal of, and premium, if any, and interest on, all of the Notes and the due and punctual performance of all of the Issuer’s other obligations under the Agency Agreement and the Notes, (ii) if the Substituted Debtor is organized and existing other than under the laws of the United States, the Substituted Debtor has irrevocably and unconditionally (A) consented and submitted to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan in The City of New York, in respect of any legal action, suit or proceeding against it arising out of, or in connection with, the Agency Agreement or the Notes, (B) waived, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such legal action, suit or proceeding has been brought in an inconvenient forum and (C) appointed an agent in The City of New York for service of process in any such legal action, suit or proceeding, (iii) if the Substituted Debtor is other than the Guarantor, the Guarantee in respect of the Notes is fully effective in relation to the obligations of the Substituted Debtor in respect of the Notes or an equivalent guarantee is entered into by the Guarantor that has been duly authorized by it and is valid, binding and enforceable against it with respect to the Notes, (iv) immediately after giving effect to such substitution, no Event of Default, and no event which, after notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (v) the Fiscal Agent shall have received from the Issuer a certificate of an authorized officer of the Issuer (or its general partner) and a written opinion of counsel to the effect that all conditions precedent to such substitution have been satisfied.

Upon any replacement of the Issuer, as principal debtor, by any Substituted Debtor, in accordance with the provisions of this Condition 4(2)(f), the Substituted Debtor shall succeed to, and be substituted for, the Issuer with respect to the Notes, and may exercise every right and power of the Issuer under the Agency Agreement and the Notes with the same effect as if the Substituted Debtor had been named as the Issuer in the Agency Agreement and the Notes; and thereafter, the predecessor person shall be released from all obligations and covenants under the Notes and the Agency Agreement.

(g)                                  Existence

Except as permitted under Condition 4(2)(e) and 4(2)(f) above, the Issuer and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, rights (by partnership agreement and statute) and franchises, provided that, neither the Issuer nor the Guarantor shall be required to preserve any right or franchise if it determines that its loss is not disadvantageous in any material respect to the Noteholders.

(h)                                 Maintenance of Properties

The Guarantor shall cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. The Guarantor shall also cause to be made all necessary repairs, renewals, replacements, betterments and improvements on these properties. The Guarantor’s obligations with respect to the maintenance of these properties is subject to its reasonable judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted at all times. The Guarantor and its Subsidiaries shall not be prevented from selling or otherwise disposing of any properties for value in the ordinary course of business.

(i)                                     Insurance

The Guarantor shall, and shall cause each of its Subsidiaries to, keep in force insurance policies on all of its insurable properties. The insurance policies shall be issued by financially sound and reputable companies protecting against loss or damage at least equal to the property’s then full insurable value (subject to reasonable deductibles determined by the Guarantor or the relevant Subsidiary (as the case may be)).

(j)                                    Payment of Taxes and Other Claims

The Guarantor shall pay or discharge or cause to be paid or discharged, before the same become delinquent:

(i)                                     all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any of its Subsidiaries or upon any of their respective income, profits or property; and

(ii)                                  all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the  property of the Guarantor or any of its Subsidiaries;

excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

(k)                                 Provision of Financial Information

Whether or not the Guarantor is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent permitted under the Exchange Act, the Guarantor shall file with the Securities and Exchange Commission (the “Commission”) the annual reports, quarterly reports and other documents required under Sections 13 or 15(d) (the “Financial Information”) on or prior to the respective dates (the “Required Filing Dates”) by which the Guarantor would have been required to file those documents if it were subject to Section 13 or 15(d). The Guarantor also shall in any event within 15 days of each Required Filing Date:

(i)                                     if not publicly available from the Commission, transmit copies of the Financial Information by mail to all Noteholders (as their names and addresses appear in the security register) without cost to the Noteholders, and

(ii)                                  file copies of the Financial Information with the Fiscal Agent.

If the Guarantor is not permitted to file these documents with the Commission under the Exchange Act, the Guarantor shall supply copies of the documents to any prospective Noteholder promptly upon written request.

The availability of the foregoing materials on the Commission’s website or on the website of Simon Property (as defined below) shall be deemed to satisfy the foregoing delivery obligations.

Delivery of any reports, information and documents to the Fiscal Agent is for informational purposes only and the Fiscal Agent’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Fiscal Agent is entitled to rely exclusively on a certificate of an authorized officer of the Guarantor (or its general partner)).

(l)                                     Definitions

As used in these Conditions, the following defined terms have the meanings indicated:

“Annualized EBITDA” means, for the four consecutive quarters ending on each Reporting Date, the Guarantor’s Pro Rata Share of earnings before interest, taxes, depreciation and amortization (“EBITDA”), with other adjustments as are necessary to exclude the effect of all realized or unrealized gains and losses related to hedging obligations, items classified as extraordinary items and impairment charges in accordance with generally accepted accounting principles, adjusted to reflect the assumption that (i) any EBITDA related to any assets acquired or placed in service since the first day of such four-quarter period had been earned, on an annualized basis, from the beginning of such period, and (ii) any assets disposed of during such four-quarter period had been disposed of as of the first day of such period and no EBITDA related to such assets had been earned during such period.

“Annualized Interest Expense” means, for the four consecutive quarters ending on each Reporting Date, the Guarantor’s Pro Rata Share of interest expense, with other adjustments as are necessary to exclude the effect of items classified as extraordinary items, in accordance with generally accepted accounting principles, reduced by amortization of debt issuance costs and adjusted to reflect the assumption that (i) any interest expense related to indebtedness incurred since the first day of such four-quarter period is computed as if such indebtedness had been incurred as of the beginning of such period, and (ii) any interest expense related to indebtedness that was repaid or retired since the first day of such four-quarter period is computed as if such indebtedness had been repaid or retired as of the beginning of such period (except that, in making such computation, the amount of interest expense related to indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such indebtedness during such four-quarter period).

“Capitalization Rate” means 7.00%.

“Capitalized Value” means, as of any date, Annualized EBITDA divided by the Capitalization Rate.

“Debt” means the Guarantor’s Pro Rata Share of the aggregate principal amount of indebtedness in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, as determined in accordance with generally accepted accounting principles, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any Subsidiary directly, or indirectly through unconsolidated joint ventures, as determined in accordance with generally accepted accounting principles, (iii) reimbursement obligations in connection with any letters of credit actually issued and called, (iv) any lease of property by the Guarantor or any Subsidiary as lessee which is reflected in the Guarantor’s balance sheet as a capitalized lease, in accordance with generally accepted accounting principles; provided, that Debt also includes, to the extent not otherwise included, any obligation by the Guarantor or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, items of indebtedness of another Person (other than the Guarantor or any Subsidiary) described in clauses (i) through (iv) above (or, in the case of any such obligation made jointly with another Person, the Guarantor’s or Subsidiary’s allocable portion of such obligation based on its ownership interest in the related real estate assets); and provided, further, that Debt excludes Intercompany Debt.

“Guarantor’s Group” means Simon Property, the Guarantor and their respective Subsidiaries.

“Intercompany Debt” means Debt to which the only parties are the Guarantor, Simon Property and any of the Guarantor’s and Simon Property’s Subsidiaries or affiliates, but only so long as that Debt is held solely by any of the Guarantor, Simon Property and any Subsidiary or affiliate and, provided that, in the case of Debt owed by the Guarantor to any Subsidiary or affiliate, the Debt is subordinated in right of payment to the holders of the Notes.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pro Rata Share” means any applicable figure or measure of the Guarantor and its Subsidiaries on a consolidated basis, less any portion attributable to minority interests, plus the Guarantor’s or its Subsidiaries’ allocable portion of such figure or measure, based on their ownership interest, of unconsolidated joint ventures.

“Reporting Date” means March 31, June 30, September 30 and December 31 of each year.

“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the Guarantor’s property or the property of any Subsidiary.

“Simon Property” means Simon Property Group, Inc.

“Stabilized Asset” means (i) with respect to an acquisition of an asset, such asset becomes stabilized when the Guarantor or its Subsidiaries or an unconsolidated joint venture in which the Guarantor or any Subsidiary has an interest has owned the asset as of at least six Reporting Dates, and (ii) with respect to a new construction or development asset, such asset becomes stabilized four Reporting Dates after the earlier of (A) six (6) Reporting Dates after substantial completion of construction or development or (B) the first Reporting Date on which the asset is at least 90% leased.

“Subsidiary” means a corporation, partnership, joint venture, limited liability company or other entity, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Guarantor or by one or more other Subsidiaries of the Guarantor and, for the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Total Assets” means, as of any Reporting Date, the sum of (i) for Stabilized Assets, Capitalized Value, (ii) for all other assets of the Guarantor and its Subsidiaries, the Guarantor’s Pro Rata Share of undepreciated book value as determined in accordance with generally accepted accounting principles and (iii) the Guarantor’s Pro Rata Share of cash and cash equivalents.

“Unencumbered Annualized EBITDA” means Annualized EBITDA less any portion thereof attributable to assets serving as collateral for Secured Debt.

“Unencumbered Assets” as of any Reporting Date means Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA and the denominator of which is Annualized EBITDA.

“Unsecured Debt” means Debt which is not secured by any mortgage, lien, pledge, encumbrance or security interest of any kind.

5.                                      Interest

(1)                                 Interest Rate and Interest Payment Dates

The Notes shall bear interest from and including November 18, 2015 at the rate of 1.375% per annum, payable annually in arrears on November 18 in each year (each an “Interest Payment Date”) provided that the first payment of interest in respect of the Notes shall be due and payable on November 18, 2016 in respect of the period from and including November 18, 2015 to, but excluding, November 18, 2016.

(2)                                 Interest Accrual

Each Note will cease to bear interest from and including its due date for redemption unless, upon due presentation, payment of the principal in respect of the Note is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event, interest will continue to accrue until whichever is the earlier of:

(a)                                 the date on which all amounts due in respect of such Note have been paid; and

(b)                                 five days after the date on which the full amount of the moneys payable in respect of such Notes has been received by the London Paying Agent and notice to that effect has been given to the Noteholders in accordance with Condition 12.

(3)                                 Calculation of Broken Interest

The day-count fraction (the “Day-Count Fraction”) will be calculated by or on behalf of the Issuer on the Actual/Actual (ICMA) basis as follows:

(a)                                 if the Accrual Period is equal to or shorter than the Determination Period during which it falls, the Day-Count Fraction will be the number of days in the Accrual Period divided by the number of days in such Determination Period; and

(b)                                 if the Accrual Period is longer than one Determination Period, the Day-Count Fraction will be the sum of:

(i)                                     the number of days in such Accrual Period falling in the Determination Period in which it begins divided by the number of days in such Determination Period; and

(ii)                                  the number of days in such Accrual Period falling in the next Determination Period divided by the number of days in such Determination Period,

where:

“Accrual Period” means the relevant period for which interest is to be calculated (from and including the first such day to but excluding the last).

“Determination Period” means the period from and including November 18 in any year to but excluding the next November 18.

For the avoidance of doubt, the number of days in the Accrual Period and the Determination Period for the calculation of the first payment of interest shall be 366 days and 365 days respectively.

6.                                      Payments

(1)                                 Payments in respect of Notes

Payment of principal, premium, if any, and interest will be made by transfer to the registered account of the Noteholder or, by euro cheque drawn on a bank that processes payments in euro, mailed to the registered address of the Noteholder if it does not have a registered account. Payments of principal and premium, if any, and payments of interest due otherwise than on an Interest Payment Date will only be made against surrender of the relevant Certificate at the specified office of any of the Agents. Interest on Notes due on an Interest Payment Date will be paid to the holder shown on the register of Noteholders at the close of business on the date (the “record date”) being the fifteenth day before the due date for the payment of interest.

For the purposes of this Condition 6, a Noteholder’s registered account means the euro account maintained by or on behalf of it with a bank that processes payments in euro, details of which appear on the register of Noteholders at the close of business, in the case of principal, on the second business day (as defined below) before the due date for payment and, in the case of interest, on the relevant record date, and a Noteholder’s registered address means its address appearing on the register of Noteholders at that time.

(2)                                 Payments subject to Applicable Laws

Payments of principal of, or premium, if any, and interest on, Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8.

(3)                                 No commissions

No commissions or expenses shall be charged to the Noteholders in respect of any payments made in accordance with this Condition 6.

(4)                                 Payment on Business Days

Where payment is to be made by transfer to a registered account, payment instructions (for value the due date or, if that is not a Business Day (as defined below), for value the first following day which is a Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed, on the Business Day preceding the due date for payment or, in the case of a payment of principal or premium, if any, or interest due otherwise than on an Interest Payment Date, if later, on the Business Day on which the relevant Certificate is surrendered at the specified office of a Paying Agent.

Noteholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Business Day, if the Noteholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition 6 arrives after the due date for payment.

In these Conditions, “Business Day” means any day other than a Saturday or Sunday, (a) which is not a day on which banking institutions in the City of New York or London are authorized or required by law, regulation or executive order to close and (b) on which the Trans-European Automated Real-Time Gross Settlement Express Transfer system (the TARGET System), or any successor thereto, is open.

(5)                                 Partial Payments

If the amount of principal, premium, if any, or interest which is due on the Notes is not paid in full, the Registrar will annotate the register of Noteholders with a record of the amount of principal, premium (if any) or interest in fact paid.

(6)                                 Agents

The names of the initial Agents and their initial specified offices are set out at the end of these Conditions. The Issuer reserves the right at any time to vary or terminate the appointment of any Agent and to appoint additional or other Agents provided that:

(a)                                 there will at all times be a Fiscal Agent and a Paying Agent (which may be the Fiscal Agent);

(b)                                 the Issuer undertakes that it will, so long as such a Paying Agent exists, ensure that it maintains a Paying Agent in a Member State of the European Union that is not obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC; and

(c)                                  there will at all times be a Registrar and a Transfer Agent.

Notice of any termination or appointment, and of any changes in specified offices, will be given to the Noteholders promptly by the Issuer in accordance with Condition 12.

7.                                      Redemption and Purchase

(1)                                 Redemption at Maturity

Unless previously redeemed, called or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount on November 18, 2022 (the “Stated Maturity”), subject as provided in Condition 6. No sinking fund shall be provided for the Notes and the Notes shall not be repayable at the option of the Noteholders prior to the Stated Maturity.

(2)                                 Optional Redemption

The Issuer may redeem the Notes at its option at any time, in whole or from time to time in part, at a redemption price (the “Redemption Price”) equal to the sum of:

(a)                                 the principal amount or, in the case of a redemption in part, the relevant Redemption Proportion of the principal amount of the Notes plus accrued interest thereon to the redemption date; and

(b)                                 the Make-Whole Amount (as defined below), if any, with respect to the Notes;

provided that, if such Notes are redeemed on or after August 18, 2022, the Redemption Price will not include the Make-Whole Amount.

If the Notes are to be redeemed in part only on any date in accordance with this Condition, each Note shall be redeemed in part in the proportion which the aggregate principal amount of the outstanding Notes to be redeemed on the relevant redemption date bears to the aggregate principal amount of outstanding Notes on such date (the “Redemption Proportion”).

Notwithstanding the foregoing, instalments of interest on Notes that are due and payable on an Interest Payment Date falling on or prior to a redemption date will be payable on such Interest Payment Date to the holders thereof as of the close of business on the relevant record date. If the Issuer has given notice of redemption as provided in the Agency Agreement and has made funds available on the redemption date referred to in the notice for the redemption, on and after the relevant redemption date, interest will cease to accrue on the Notes or, in the case of a redemption in part, the relevant Redemption Proportion of the principal amount of outstanding Notes.

Notice of any redemption will be given to the Noteholders at least 15 days but not more than 45 days before the redemption date. The notice of redemption will specify, amongst other things, the Redemption Price, the principal amount of the Notes to be redeemed, (in the case of a redemption in part) the relevant Redemption Proportion and the redemption date.

For the purposes of this Condition 7(2):

“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of the Notes, the excess, if any, of:

(a)                                 the aggregate present value as of the date of redemption or accelerated payment of each euro of principal being redeemed and the amount of interest, excluding interest accrued to the date of redemption or accelerated payment, that would have been payable in respect of each euro if the redemption or accelerated payment had not been made (determined by discounting, on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association)), the principal and interest at the Reinvestment Rate, from the respective dates on which the principal and interest would have been payable if the redemption or accelerated payment had not been made, to the date of redemption or accelerated payment), over

(b)                                 the aggregate principal amount of the Notes or, in the case of a redemption in part, the relevant Redemption Proportion of the principal amount of the Notes.

“Reinvestment Rate” means the Comparable Government Bond Rate plus 0.200%.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption or the date of accelerated payment, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Issuer.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Issuer, a German Bundesanleihe security whose maturity is closest to the maturity of the Notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other German Bundesanleihe security as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German Bundesanleihe securities selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

(3)                                 Redemption for Taxation Reasons

Subject to Condition 8(B), if (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of Luxembourg (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 18, 2015, the Issuer becomes or, based upon a written opinion of independent counsel selected by the Issuer, will become obligated to pay Additional Amounts as described under Condition 8 with respect to the Notes or (b) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority thereof or therein), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after November 18, 2015, the Guarantor becomes or, based upon a written opinion of independent counsel selected by the Guarantor, will become obligated to pay Additional Amounts as described under Condition 8 with respect to the Notes, then the Issuer may at any time at its option, having given not less than 30 nor more than 60 days prior notice to Noteholders, redeem, in whole, but not in part, the Notes at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest on the Notes to, but not including, the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obliged to pay such Additional Amounts if a payment in respect of the Notes were then due or (as the case may be) a demand under the Guarantee were then made and, at the time such notification of redemption is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication of any notice of redemption pursuant to this Condition 7(3), the Issuer shall deliver to the Fiscal Agent (i) a certificate stating that the Issuer is entitled to effect such redemption and that the conditions precedent to the right of the Issuer to so redeem have occurred and (ii) the written opinion of independent counsel to the effect that the Issuer or (as the case may be) the Guarantor has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

(4)                                 Purchases

The Issuer, the Guarantor or any Subsidiary may at any time purchase Notes in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

(5)                                 Cancellations

If Notes are acquired by or on behalf of the Issuer, the Guarantor or any member of the Guarantor’s Group, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Fiscal Agent or its authorized agent for cancellation.

(6)                                 Notices Final

Upon the expiry of any notice as is referred to in paragraph (2) or (3) above, the Issuer shall be bound to redeem the Notes in accordance with the terms of such paragraph (2) or (3), as the case may be.

8.                                      Payment of Additional Amounts

(A)                               Additional Amounts

All payments in respect of the Notes (including payments by the Guarantor under the Guarantee) will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by Luxembourg, the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Issuer or (as the case may be) the Guarantor will pay to a Noteholder who is not a United States person (as defined below) such additional amounts (the “Additional Amounts”) as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, the Notes to such Noteholder, after such withholding or deduction will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)                                 being or having been engaged in a trade or business in Luxembourg or (as the case may be) the United States or having or having had a permanent establishment in Luxembourg or (as the case may be) the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

(b)                                 having a current or former connection with Luxembourg or (as the case may be) the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of Luxembourg or (as the case may be) the United States;

(c)                                  being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid U.S. federal income tax;

(d)                                 being or having been a “10-percent shareholder” of the Guarantor, as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations thereunder or any successor provision; or

(e)                                  being a bank described in section 881(c)(3)(A) of the Code;

(2)                                 to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with Luxembourg or (as the case may be) the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of

Luxembourg or (as the case may be) United States or any respective taxing authority therein or by an applicable income tax treaty to which  Luxembourg or (as the case may be) the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)                                 to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer, the Guarantor or a Paying Agent (as the case may be) from the payment;

(5)                                 to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)                                 to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)                                 to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(8)                                 to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or premium, if any, or interest on, any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(9)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)                          to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act, or “FATCA”) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(11)                          in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Condition 8, neither the Issuer nor the Guarantor will be required to make any payment for any tax, duty, assessment or governmental charge of whatever nature imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used in these Conditions,  the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, including an entity treated as a corporation for United States income tax purposes, or any estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

(B)                               Alternative or Additional Taxing Jurisdictions

If, as a result of a consolidation, merger, sale, lease or conveyance permitted under Condition 4(2)(e) or a substitution permitted under Condition 4(2)(f), the Issuer (or any successor or substitute person thereof) or the Guarantor (or any successor person thereof) becomes organized and existing under the laws of any taxing jurisdiction other than Luxembourg or the United States, respectively, references in this Condition 8 and Condition 7(3) to:

(1)                                 in the case of a successor or substitute person of the Issuer, Luxembourg shall be construed as references to such other taxing jurisdiction and

(2)                                 in the case of a successor person of the Guarantor, the United States shall be construed as references to such other taxing jurisdiction;

provided, that, such construction shall not apply to or affect any other Conditions, other than this Condition 8 and Condition 7(3).

In addition, if the Issuer or the Guarantor becomes subject to an additional taxing jurisdiction, references in this Condition 8 and Condition 7(3) to  Luxembourg or the United States (as the case may be) shall also be construed as references to such other taxing jurisdiction; provided, that, such construction shall not apply to or affect any other Conditions, other than this Condition 8 and Condition 7(3).

9.                                      Prescription

Under New York’s statute of limitations, any legal action upon the Notes must be commenced within six years after the payment thereof is due. Thereafter, Notes will become generally unenforceable.

10.                               Events of Default

An event of default (“Event of Default”) means any one of the following events:

(a)                                 default in the payment of any interest on the Notes when the interest becomes due and payable, and continuance of the default for a period of 30 days;

(b)                                 default in the payment of the principal of, or premium or Make-Whole Amount, if any, on, any Note when it becomes due and payable at its Stated Maturity or by acceleration, notice of redemption or otherwise;

(c)                                  default in the performance, or breach, of any of the covenants in these Conditions or the Agency Agreement (including the Guarantee) (other than a covenant a default in whose performance or whose breach is elsewhere in this Condition 10 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer, the Guarantor and the Fiscal Agent by the holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” hereunder;

(d)                                 a default under any evidence of recourse indebtedness of the Issuer or the Guarantor, or under any mortgage, indenture or other instrument of the Issuer or the Guarantor under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer or the Guarantor (or of any Subsidiary, the repayment of which the Issuer or the Guarantor has guaranteed or for which the Issuer or the Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding U.S.$50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding U.S.$50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer, the Guarantor and the Fiscal Agent by the holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default and requiring the Issuer or the Guarantor, as applicable, to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that the notice is a “Notice of Default” hereunder;

(e)                                  the Issuer, Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case,

(ii)                                  consents to the entry of an order for relief against it in an involuntary case,

(iii)                               consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)                              makes a general assignment for the benefit of its creditors; or

(f)                                   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Issuer, the Guarantor or any Significant Subsidiary in an involuntary case,

(ii)                                  appoints a Custodian of the Issuer, the Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Issuer, the Guarantor or any Significant Subsidiary, or

(iii)                               orders the liquidation of the Issuer, the Guarantor or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 90 days; or

(g)                                  the Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect.

If an Event of Default shall have occurred and is continuing, the Noteholders of not less than 25% of the principal amount of the outstanding Notes may declare the principal amount and premium or Make-Whole Amount, if any, and accrued interest on all the Notes to be due and payable immediately by written notice thereof to the Issuer, the Guarantor and to the Fiscal Agent; provided, that in the case of an Event of Default as described in sub-paragraphs (e) or (f) above, acceleration is automatic. The Fiscal Agent shall not be charged with knowledge of any default or Event of Default with respect to the Notes unless a written notice of such default or Event of Default shall have been given to an officer of the Fiscal Agent with direct responsibility for the administration of the Agency Agreement and the Notes, by the Issuer, the Guarantor or any Noteholder.

As used in these Conditions:

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act) of the Guarantor.

At any time after a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of the outstanding Notes may, by written notice to the Issuer, the Guarantor and the Fiscal Agent, rescind and annul the declaration and its consequences if:

(1)                                 the Issuer or the Guarantor has deposited with the Fiscal Agent all required payments of the principal of, and premium or Make-Whole Amount, if any, and interest on the Notes, plus specified fees, expenses, disbursement and advances of the Fiscal Agent; and

(2)                                 all Events of Default with respect to the Notes, other than the non-payment of principal of, or premium or Make-Whole Amount, if any, or interest on the Notes which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Agency Agreement.

The holders of a majority in principal amount of the Notes may waive any past default with respect to the Notes and its consequences, except a default:

(x)                                 in the payment of the principal of, or premium or Make-Whole Amount, if any, or interest payable on any Note; or

(y)                                 in respect of a covenant or provision in these Conditions or the Agency Agreement that cannot be modified or amended without the passing of an Extraordinary Resolution (as defined in the Agency Agreement).

For as long as any debt securities issued under the Prior Supplemental Indentures remain outstanding, the additional events of default provisions set out in Appendix A under “Events of Default, Notice and Waiver” (as the same may be amended or modified from time to time) shall also apply to the Notes and constitute “Events of Default” for the purposes of this Condition 10.

11.                               Replacement of Certificates

Should any Certificate be lost, stolen, mutilated, defaced or destroyed it may be replaced at the specified office of the Fiscal Agent, upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

12.                               Notices

All notices to the Noteholders will be valid if mailed to them at their respective addresses in the register of Noteholders maintained by the Registrar and published in a leading English language daily newspaper published in Dublin or such other English language daily newspaper with general circulation in Europe as the Issuer may decide. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange on which the Notes are for the time being listed. Any notice shall be deemed to have been given on the second day after being so mailed or on the date of publication or, if so published more than once or on different dates, on the date of the first publication.

13.                               Meetings of Noteholders and Modification

(1)                                 Provisions for Meeting

The Agency Agreement contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification by Extraordinary Resolution of these Conditions or the provisions of the Agency Agreement. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing in aggregate more than 50% in principal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons present whatever the principal amount of the Notes held or represented by him or them, except that at any meeting the business of which includes any of the following matters (each of which shall only be capable of being affected after having been approved by Extraordinary Resolution):

(a)                                 a change to the Stated Maturity of the principal of, or premium or Make-Whole Amount, if any, on, or any installment of interest on, any Note;

(b)                                 a reduction of the principal amount of, or the rate or amount of interest on, or any premium payable on redemption or acceleration of the Note that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the Noteholder;

(c)                                  a change to the place of payment or the coin or currency for payment of principal or premium, if any, or interest on any Note;

(d)                                 an impairment of the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note;

(e)                                  a reduction of the majority required to pass an Extraordinary Resolution; or

(f)                                   a modification of any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required majority to pass an Extraordinary Resolution to effect the action or to provide that specified other provisions of these Conditions or the Agency Agreement may not be modified or waived without the passing of an Extraordinary Resolution, the necessary quorum for passing an Extraordinary Resolution will be one or more persons present holding or representing in aggregate not less than three-quarters, or at any adjourned meeting not less than one quarter, of the principal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders will be binding on all Noteholders, whether or not they are present at the meeting.

(2)                                 Modification

Modifications and amendments of these Conditions and the Agency Agreement may be permitted to be made by the Issuer, the Guarantor and the Fiscal Agent without the consent of the Noteholders for any of the following purposes:

(a)                                 to evidence the succession of another person in addition to the Issuer and the Guarantor as obligor under the Notes and the Agency Agreement (including the Guarantee);

(b)                                 to add to the covenants for the benefit of the Noteholders or to surrender any right or power conferred upon the Issuer or the Guarantor in these Conditions or the Agency Agreement;

(c)                                  to add events of default for the benefit of the Noteholders;

(d)                                 to change or eliminate any provision in Appendix A in accordance with any modifications or amendments to the Prior Covenants and Other Terms or, when there are no outstanding debt securities issued under the Prior Supplemental Indentures, the elimination of Appendix A;

(e)                                  to secure the Notes or the Guarantee;

(f)                                   to provide for the acceptance of appointment under the Agency Agreement by a successor Fiscal Agent;

(g)                                  to cure any ambiguity, defect or inconsistency in these Conditions or the Agency Agreement, provided that the action is not inconsistent with the provisions of these Conditions and the Agency Agreement and will not adversely affect the interests of Noteholders in any material respect; or

(h)                                 to supplement any of the provisions of these Conditions or the Agency Agreement to the extent necessary to permit or facilitate defeasance and discharge of the Notes, provided that the action will not adversely affect the interests of the Noteholders in any material respect.

Any modification shall be binding on the Noteholders and, unless otherwise agreed by the Fiscal Agent (which agreement shall not be unreasonably withheld, conditioned or delayed), any modification shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 12.

In signing any modification, the Fiscal Agent shall be entitled to receive from the Issuer or the Guarantor, as applicable, and shall be fully protected in relying upon, a certificate of an authorized officer of the Issuer or the Guarantor (or its respective general partner), as applicable, and a written opinion of counsel to the effect that (and serving as conclusive evidence that) such modification is authorized or permitted by the Agency Agreement and that it will be valid and binding upon the Issuer and the Guarantor in accordance with its terms.

14.                               Further Issues

The Issuer may from time to time without the consent of the Noteholders create and issue further notes, having terms and conditions the same as those of the Notes, or the same except for the amount of the first payment of interest, which may be consolidated and form a single series with the outstanding Notes.

15.                               Issuance in Euro

Principal of, and the Make-Whole Amount, if any, and interest on, the Notes shall be payable in euro. If euro is unavailable to the Issuer or the Guarantor due to the imposition of exchange controls or other circumstances beyond the Issuer’s or the Guarantor’s control or the euro is no longer used by the member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until euro is again available to the Issuer or the Guarantor or so used. The amount payable on any date in euro will be converted to U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under Condition 10. None of the Agents shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations. The Issuer shall promptly provide notice to the Noteholders concerning the conversion of payments in respect of the Notes from Euros to U.S. dollars and, if and when applicable, notice concerning the intention to resume payments in Euros, in each case in accordance with this Condition 15.

“Market Exchange Rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

16.                               Governing Law

(1)                                 Governing Law

The Agency Agreement and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915, as amended, is excluded.

(2)                                 Jurisdiction

Any state or federal courts sitting in the Borough of Manhattan, the City of New York shall have non-exclusive jurisdiction to adjudicate any disputes which may arise out of or in connection with the Notes or the Agency Agreement and accordingly any legal action or proceedings arising out of or in connection with the Notes or the Agency Agreement (“Proceedings”) may be brought in such courts. The Issuer, the Guarantor and the Agents have in the Agency Agreement irrevocably submitted to the non-exclusive jurisdiction of such courts and waived any objection which it may now or hereafter have to Proceedings in any such courts whether on the ground of the laying of venue or on the ground that the Proceedings have been brought in an inconvenient form.

(3)                                 Waiver of Jury Trial

The Issuer, the Guarantor and the Agents have in the Agency Agreement waived, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to the Agency Agreement or any Note (whether based on contract, tort or any other theory). Each of the Issuer, the Guarantor and the Agents (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of Proceedings, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties to the Agency Agreement have been induced to enter in the Agency Agreement by, among other things, the mutual waivers and certifications in this section.

(4)                                 Waiver of Immunity

To the extent that either the Issuer or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, each has in the Agency Agreement irrevocably waived such immunity in respect of its obligations under the Agency Agreement or under any Note.

(5)                                 Service of Process

The Issuer has agreed in the Agency Agreement that the process by which any Proceedings in New York City are begun may be served on it by being delivered to Simon Property Group, Inc., at 225 West Washington Street, Indianapolis, Indiana 46204, United States of America. If the appointment of the person appointed to receive process on behalf of the Issuer ceases to be effective, the Issuer shall forthwith appoint a further person in the State of New York to accept service of process on its behalf and notify the name and address of such person to the Fiscal Agent and, failing such appointment within 15 days, the Fiscal Agent shall be entitled to appoint such a person by written notice addressed and delivered to the Issuer.

Appendix A

(Prior Covenants and Other Terms)

For so long as any debt securities issued under the Prior Supplemental Indentures remain outstanding, the following covenants, related definitions and events of default, as the same may be amended or modified from time to time, will also apply to the Notes.

Covenants

(1)           Limitations on Incurrence of Debt

Simon Property Group, L.P. (including its permitted successors and assigns, the “Guarantor”) shall not, and shall not permit any Subsidiary (as defined below) to, incur any Debt (as defined below), other than Intercompany Debt (as defined below), if, immediately after giving effect to the incurrence of that Debt and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Debt is greater than 60% of the sum of:

(i)            Adjusted Total Assets (as defined below) as of the end of the most recent fiscal quarter ended prior to the incurrence of the additional Debt; and

(ii)           any increase in Adjusted Total Assets from the end of that quarter, including, without limitation, any pro forma increase from the application of the proceeds of the additional Debt.

In addition, the Guarantor shall not, and shall not permit any Subsidiary to, incur any additional Secured Debt (as defined below) if, immediately after giving effect to the incurrence of the additional Secured Debt and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Secured Debt is greater than 55% of the sum of:

(x)           Adjusted Total Assets as of the end of the most recent fiscal quarter ended prior to the incurrence of the additional Secured Debt; and

(y)           any increase in the Adjusted Total Assets from the end of that quarter, including, without limitation, any pro forma increase from the application of the proceeds of the additional Secured Debt.

In addition to the foregoing limitations on the incurrence of Debt, the Guarantor shall not, and shall not permit any Subsidiary to, incur any Debt if the ratio of Annualized EBITDA After Minority Interest to Interest Expense for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred would have been less than 1.75 to 1 on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that:

(a)           the Debt and any other Debt incurred by the Guarantor and its Subsidiaries since the first day of the four-quarter period, which was outstanding at the end of that period, had been incurred at the beginning of that period and continued to be outstanding throughout that period, and the application of the proceeds of that Debt, including to refinance other Debt, had occurred at the beginning of that period;

(b)           the repayment or retirement of any other Debt repaid or retired by the Guarantor or its Subsidiaries since the first day of the four-quarter period occurred at the beginning of that period, except that, in determining the amount of Debt so repaid or retired, the amount of Debt under any revolving credit facility will be computed based upon the average daily balance of that Debt during that period;

(c)           any income earned as a result of any assets being placed in service since the end of the four-quarter period had been earned, on an annualized basis, during that period; and

(d)           in the case of any acquisition or disposition by the Guarantor or any Subsidiary of any asset or group of assets since the first day of that four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, that the acquisition or disposition and any related repayment of Debt had occurred as of the first day of that period with the appropriate adjustments to revenues, expenses and Debt levels with respect to that increase, decrease or other acquisition or disposition being included in that pro forma calculation.

For purposes of the foregoing provisions regarding the limitation on the incurrence of Debt, Debt shall be deemed to be “incurred” by the Guarantor or a Subsidiary whenever the Guarantor or the Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect of that Debt.

(2)           Maintenance of Total Unencumbered Assets

The Guarantor shall at all times maintain Unencumbered Assets (as defined below) of not less than 150% of the aggregate outstanding principal amount of all of the Guarantor’s outstanding Unsecured Debt.

(3)           Merger, Consolidation or Sale

The Guarantor may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that:

(i)            either the Guarantor shall be the continuing entity or the successor entity shall be an entity organized and existing under U.S. laws and the successor entity expressly assumes payment of the principal of, and premium, if any, and any interest on, all of the Notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Agency Agreement and the Notes;

(ii)           immediately after giving effect to the transaction and treating any indebtedness which becomes the Guarantor’s obligation or the obligation of a Subsidiary as a result thereof as having been incurred by the Guarantor or that Subsidiary at the time of the transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(iii)          a certificate of an authorized officer of the Guarantor (or its general partner) and a written opinion of counsel to the effect that such conditions have been satisfied is delivered to the Fiscal Agent.

(4)           Existence

Except as permitted under paragraph (3) above, the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (by partnership agreement and statute) and franchises, provided that, the Guarantor shall not be required to preserve any right or franchise if it determines that its loss is not disadvantageous in any material respect to the Noteholders.

(5)           Maintenance of Properties

The Guarantor shall cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. The Guarantor shall also cause to be made all necessary repairs, renewals, replacements, betterments and improvements on these properties. The Guarantor’s obligations with respect to the maintenance of these properties is subject to its reasonable judgment as to what may be necessary so that the business carried on in connection with these properties may be properly conducted at all times. The Guarantor and its Subsidiaries shall not be prevented from selling or otherwise disposing of any properties for value in the ordinary course of business.

(6)           Insurance

The Guarantor shall, and shall cause each of its Subsidiaries to, keep in force insurance policies on all insurable properties. The insurance policies shall be issued by financially sound and reputable companies protecting against loss or damage at least equal to the property’s then full insurable value (subject to reasonable deductibles determined by the Guarantor or its Subsidiary (as the case may be)).

(7)           Payment of Taxes and Other Claims

The Guarantor shall pay or discharge or cause to be paid or discharged, before the same become delinquent:

(i)            all taxes, assessments and governmental charges levied or imposed upon the Guarantor or any Subsidiary or upon any of their respective income, profits or property; and

(ii)           all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the  property of the Guarantor or any Subsidiary;

excluding, however, any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

(8)           Provision of Financial Information

Whether or not the Guarantor is subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to the extent permitted under the Exchange Act, the Guarantor shall file with the Securities and Exchange Commission (the “Commission”) the annual reports, quarterly reports and other documents required under Sections 13 or 15(d) (the “Financial Information”) on or prior to the respective dates (the “Required Filing Dates”) by which the Guarantor would have been required to file those documents if it were subject to Section 13 or 15(d). The Guarantor also shall in any event within 15 days of each Required Filing Date:

(i)            transmit copies of the Financial Information by mail to all Noteholders (as their names and addresses appear in the security register) without cost to the Noteholders, and

(ii)           file copies of the Financial Information with the Fiscal Agent.

If the Guarantor is not permitted to file these documents with the Commission under the Exchange Act, the Guarantor shall supply copies of the documents to any prospective Noteholder promptly upon written request and payment of the reasonable cost of duplication and delivery.

Definitions

As used in this Appendix A:

“Adjusted Total Assets” as of any date means the sum of:

(1)           the amount determined by multiplying the sum of the shares of common stock of Old Simon Property (as defined below)  issued in the IPO (as defined below) and the units of its operating partnership not held by Old Simon Property outstanding on the date of the IPO, by $22.25 (the “IPO Price”),

(2)           the principal amount of the outstanding consolidated debt of Old Simon Property on the date of the IPO, less any portion applicable to minority interests,

(3)           the Guarantor’s allocable portion, based on its ownership interest, of outstanding indebtedness of unconsolidated joint ventures on the date of the IPO,

(4)           the purchase price or cost of any real estate assets acquired (including the value, at the time of such acquisition, of any units of the Guarantor or shares of common stock of Simon Property or Old Simon Property issued in connection therewith) or developed after the IPO by the Guarantor or any Subsidiary, less any portion attributable to minority interests, plus the Guarantor’s allocable portion, based on its ownership interest, of the purchase price or cost of any real estate assets acquired or developed after the IPO by any unconsolidated joint venture,

(5)           the value of the DRC Merger (as defined below) computed as the sum of (a) the purchase price including all related closing costs and (b) the value of all outstanding indebtedness assumed in the DRC Merger less any portion attributable to minority interests, including the Guarantor’s allocable share, based on its ownership interest, of outstanding indebtedness of unconsolidated joint ventures assumed in the DRC Merger at the DRC Merger date, and

(6)           working capital of the Guarantor;

subject, however, to reduction by the amount of the proceeds of any real estate assets disposed of after the IPO by the Guarantor or any Subsidiary, less any portion applicable to minority interests, and by the Guarantor’s allocable portion based on its ownership interest, of the proceeds of any real estate assets disposed of after the IPO by unconsolidated joint ventures.

“Annualized EBITDA” means earnings before interest, taxes, depreciation and amortization for all properties with other adjustments as are necessary to exclude the effect of items classified as extraordinary items in accordance with GAAP (as defined below), adjusted to reflect the assumption that (1) any income earned as a result of any assets having been placed in service since the end of such period had been earned, on an annualized basis, during such period, and (2) in the case of any acquisition or disposition by the Guarantor, any Subsidiary or any unconsolidated joint venture in which the Guarantor or any Subsidiary owns an interest, of any assets since the first day of such period, such acquisition or disposition and any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition.

“Annualized EBITDA After Minority Interest” means Annualized EBITDA after distributions to third party joint venture partners.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Debt” means any indebtedness of the Guarantor and its Subsidiaries, on a consolidated basis, less any portion attributable to minority interests, plus the Guarantor’s allocable portion, based on the Guarantor’s ownership interest, of indebtedness of unconsolidated joint ventures, whether or not contingent, in respect of:

•              borrowed money evidenced by bonds, notes, debentures or similar instruments as determined in accordance with GAAP;

•              indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Guarantor or any Subsidiary, directly or indirectly through unconsolidated joint ventures, as determined in accordance with GAAP;

•              reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable; and

•              any lease of property by the Guarantor, any Subsidiary or any unconsolidated joint venture as lessee which is reflected on the Guarantor’s consolidated balance sheet or that joint venture’s balance sheet as a capitalized lease in accordance with GAAP;

and also includes, to the extent not otherwise included, any obligation of the Guarantor or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, indebtedness of another person (other than the Guarantor or any Subsidiary) described in the clauses above (or in the case of an obligation made jointly with another person the Guarantor’s allocable portion based on the Guarantor’s ownership interest in the related real estate assets).

“DRC Merger” means the merger of Old Simon Property and DeBartolo Realty Corporation and related transactions consummated on July 9, 1996, pursuant to the Agreement and Plan of Merger between Old Simon Property and DeBartolo Realty Corporation.

“GAAP” means generally accepted accounting principles, as in effect from time to time and as used in the United States applied on a consistent basis.

“Intercompany Debt” means Debt to which the only parties are the Guarantor, Simon Property and any of the Guarantor’s and Simon Property’s Subsidiaries, but only so long as that Debt is held solely by any of the Guarantor, Simon Property and any Subsidiary and, provided that, in the case of Debt owed by the Guarantor to any Subsidiary, the Debt is subordinated in right of payment to the holders of the Notes.

“Interest Expense” includes the Guarantor’s pro rata share of joint venture interest expense and is reduced by amortization of debt issuance costs.

“IPO” means the initial public offering of Old Simon Property.

“Old Simon Property” means SPG Properties, Inc., a Maryland corporation, formerly known as “Simon Property Group, Inc.,” which was merged with and into Simon Property effective July 1, 2001.

“Secured Debt” means Debt secured by any mortgage, lien, pledge, encumbrance or security interest of any kind upon any of the Guarantor’s property or the property of any Subsidiary.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” (as defined in Article I, Rule 1-02 of Regulation S-X promulgated under the Securities Act) of the Guarantor.

“Simon Property” means Simon Property Group, Inc.

“Subsidiary” means a corporation, partnership, joint venture, limited liability company or other entity, a majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Guarantor or by one or more of the Guarantor’s Subsidiaries. For the purposes of this definition, “voting stock” means stock having the voting power for the election of directors, trustees or managers, as the case may be, whether at all times or only so long as no senior class of stock has the voting power by reason of any contingency.

“Unencumbered Annualized EBITDA After Minority Interest” means Annualized EBITDA After Minority Interest less any portion thereof attributable to assets serving as collateral for Secured Debt.

“Unencumbered Assets” as of any date shall be equal to Adjusted Total Assets as of such date multiplied by a fraction, the numerator of which is Unencumbered Annualized EBITDA After Minority Interest and the denominator of which is Annualized EBITDA After Minority Interest.

“Unsecured Debt” means the Guarantor’s Debt or Debt of any of the Guarantor’s Subsidiaries that is not Secured Debt.

Events of Default, Notice and Waiver

The term “Event of Default” means any one of the following events:

(1)           default in the payment of any interest on the Notes when the interest becomes due and payable, and continuance of the default for a period of 30 days;

(2)           default in the payment of the principal of, or premium or Make-Whole Amount, if any, on, any Note when it becomes due and payable at its Stated Maturity or by declaration of acceleration, notice of redemption or otherwise;

(3)           default in the performance, or breach, of any of the covenants in these Conditions or the Agency Agreement (including the Guarantee) (other than a covenant a default in whose performance or whose breach is elsewhere in this Appendix A specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Guarantor and the Fiscal Agent by the holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” hereunder;

(4)           a default under any evidence of recourse indebtedness of the Guarantor, or under any mortgage, indenture or other instrument of the Guarantor under which there may be issued or by which there may be secured any recourse indebtedness of the Guarantor (or of any Subsidiary, the repayment of which the Guarantor has guaranteed or for which the Guarantor is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding U.S.$30,000,000 of such indebtedness  when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding U.S.$30,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Guarantor and the Fiscal Agent by the holders of at least 10% in principal amount of the outstanding Notes a written notice specifying such default and requiring the Guarantor to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that the notice is a “Notice of Default” hereunder;

(5)           the Guarantor or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law

(i)            commences a voluntary case,

(ii)           consents to the entry of an order for relief against it in an involuntary case,

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv)          makes a general assignment for the benefit of its creditors; or

(6)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Guarantor or any Significant Subsidiary in an involuntary case,

(ii)           appoints a Custodian of the Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Guarantor or any Significant Subsidiary, or

(iii)          orders the liquidation of the Guarantor or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 90 days.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

DEFINITIONS

1.            As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

“Block Voting Instruction” means, in relation to any meeting, an English language document issued by a Paying Agent in which:

(a)          it is certified that on the date thereof Notes represented by the Global Certificate or Certificates which are held in an account with any Clearing System (in each case not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction) are blocked in an account with a Clearing System and that no such Notes will cease to be so blocked until the first to occur of:

(i)           the conclusion of the meeting specified in such Block Voting Instruction; and

(ii)          the Notes ceasing with the agreement of the Paying Agent to be so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(E) of the necessary amendment to the Block Voting Instruction;

(b)          it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Notes so blocked should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(c)          the aggregate principal amount of the Notes so deposited or held or blocked is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)          one or more persons named in such Block Voting Instruction (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such Block Voting Instruction;

“Certificate” means, for the purpose of this Schedule 3, a Note in definitive form;

“Chairman” means, in relation to any meeting, the individual who takes the chair in accordance with paragraph 6;

“Clearing System” means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Note, any clearing system on behalf of which such Note is held or which is the holder or (directly or through a nominee) registered owner of a Note, in either case whether alone or jointly with any other Clearing System(s);

“Eligible Person” means anyone of the following persons who shall be entitled to attend and vote at a meeting:

(a)          a holder of a Certificate which is not held in an account with any Clearing System;

(b)          a bearer of any Voting Certificate;

(c)          a proxy specified in any Block Voting Instruction; and

(d)          a proxy appointed by a holder of a Certificate which is not held in an account with any Clearing System;

“Extraordinary Resolution” means:

(a)          a resolution passed at a meeting duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the Eligible Persons voting thereat upon a show of hands or, if a poll is duly demanded, by a majority consisting of not less than three-fourths of the votes cast on such poll; or

(b)          a resolution in writing signed by or on behalf of the holders of not less than three-fourths in principal amount of the Notes which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders;

“Identified Person” means, in relation to paragraph 3(A) of this Schedule 3, a person named to collect the Voting Certificate and attend and vote at the meeting;

“Ordinary Resolution” means:

(a)          a resolution passed at a meeting duly convened and held in accordance with these presents by a clear majority of the Eligible Persons voting thereat on a show of hands or, if a poll is duly demanded, by a simple majority of the votes cast on such poll; or

(b)          a resolution in writing signed by or on behalf of the holders of not less than a clear majority in principal amount of the Notes, which resolution may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the holders;

“Voting Certificate” means, in relation to a meeting, an English language certificate issued by a Paying Agent in which it is stated:

(a)          that on the date thereof Notes represented by the Global Certificate or Certificates which are held in an account with any Clearing System (in each case not being Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) are blocked in an account with a Clearing System and that no such Notes will cease to be so blocked until the first to occur of:

(i)           the conclusion of the meeting specified in such Voting Certificate; and

(ii)          the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)          that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate;

“24 Hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

“48 Hours” means a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

For the purposes of calculating a period of “Clear Days” in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a “meeting” shall, where the context so permits, include any relevant adjourned meeting.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.            A holder of a Note represented by the Global Certificate or a Certificate which is held in an account with any Clearing System may require the issue by a Paying Agent of Voting Certificates and Block Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Registrar, Fiscal Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any holder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Registrar, Fiscal Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Block Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Block Voting Instruction relates.

PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, BLOCK VOTING INSTRUCTIONS AND PROXIES

3.            (A)         Global Certificate and Certificates held in a Clearing System - Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to a Paying Agent in accordance with paragraph 3(B)) represented by the Global Certificate or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such holder’s interest in the Note is held specifying an Identified Person (which need not be the holder himself). The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Fiscal Agent against presentation by such Identified Person of the form of identification previously notified by such holder to the Clearing System. The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes. Subject to receipt by the Fiscal Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the relevant Paying Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(B)         Global Certificate and Certificates held in a Clearing System - Block Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by the Global Certificate or which is in definitive form and is held in an account with any Clearing System may require a Paying Agent to issue a Block Voting Instruction in respect of such Note by first instructing the Clearing System through which such holder’s interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting. Any such instruction shall be given in accordance with the rules of the Clearing System then in effect. Subject to receipt by the Fiscal Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the principal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the relevant Paying Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(C)                           Definitive Certificates not held in a Clearing System - appointment of proxy

(i)                                  A holder of Notes in definitive form and not held in an account with any Clearing System may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar or the Transfer Agent not less than 48 Hours before the time fixed for the relevant meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting.

(ii)       Any proxy appointed pursuant to subparagraph (i) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting, to be the holder of the Notes to which such appointment relates and the holders of the Notes shall be deemed for such purposes not to be the holder.

(D)                          Each Block Voting Instruction, and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the Transfer Agent at such place as the Fiscal Agent shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Block Voting Instruction or form of proxy proposes to vote, and in default the Block Voting Instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business. A notarially certified copy of each Block Voting Instruction and form of proxy shall (if so requested by the Issuer) be deposited with the Issuer before the commencement of the meeting but the Issuer shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Block Voting Instruction or form of proxy.

(E)                            Any vote given in accordance with the terms of a Block Voting Instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or form of proxy or of any of the instructions of the relevant holder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent (in the case of a Block Voting Instruction) or from the holder thereof (in the case of a proxy appointed pursuant to paragraph 3(C)) by the Issuer at its registered office (or such other place as may have been required or approved by the Fiscal Agent for the purpose) by the time being 24 Hours (in the case of a Block Voting Instruction) or 48 Hours (in the case of proxy) before the time appointed for holding the meeting at which the Block Voting Instruction or form of proxy is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

4.                                    The Issuer may at any time, and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than ten per cent. in principal amount of the Notes for the time being outstanding, convene a meeting and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the relevant Noteholders. Whenever the Issuer is about to convene any such meeting the Issuer shall forthwith give notice in writing to the Fiscal Agent of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Fiscal Agent may appoint or approve in writing.

5.                                    At least 21 Clear Days’ notice specifying the place, day and hour of meeting shall be given to the holders prior to any meeting in the manner provided by Condition 12. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened and in the case of an Extraordinary Resolution, shall either specify in such notice the terms of such resolution or state fully the effect on the holders of such resolution, if passed. Such notice shall include Statements as to the manner in which holders may arrange for Voting Certificates or Block Voting Instructions to be issued and, if applicable, appoint proxies. A copy of the notice shall be sent by post to the Issuer (unless the meeting is convened by the Issuer).

6.                                    A person (who may but need not be a holder) nominated in writing by the Issuer shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting, the holders present shall choose one of their number to be Chairman failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.                                    At any such meeting one or more Eligible Persons present and holding or representing in the aggregate not less than one-twentieth of the principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business (including the passing of an Ordinary Resolution) and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more Eligible Persons present and holding or representing in the aggregate more than 50 per cent. in principal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(a)                               a change to the Stated Maturity of the principal of, or premium or Make-Whole Amount, if any, on, or any installment of interest on, any Note; or

(b)                              a reduction of the principal amount of, or the rate or amount of interest on, or any premium payable on redemption or acceleration of the Note that would be due and payable upon acceleration of maturity or that would be provable in bankruptcy, or adversely affect any right of repayment at the option of the Noteholder; or

(c)                               a change to the place of payment or the coin or currency for payment of principal or premium, if any, or interest on any Note; or

(d)                             an impairment of the right to institute suit for the enforcement of any payment on or after the Stated Maturity of any Note; or

(e)                               a reduction of the majority required to pass an Extraordinary Resolution; or

(f)                                a modification of any of the foregoing provisions or any of the provisions relating to the waiver of specified past defaults or specified covenants, except to increase the required majority to pass an Extraordinary Resolution to effect the action or to provide that specified other provisions of these Conditions or the Agency Agreement may not be modified or waived without the passing of an Extraordinary Resolution, the necessary quorum shall be one or more Eligible Persons present and holding or representing in the aggregate not less than three-quarters of the principal amount of the Notes for the time being outstanding.

8.                                    If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of holders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 Clear Days nor more than 42 Clear Days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Fiscal Agent). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Fiscal Agent) dissolve such meeting or adjourn the same for such period, being not less than 13 Clear Days (but without any maximum number of Clear Days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Fiscal Agent, and the provisions of this sentence shall apply to all further adjourned such meetings.

9.                                    At any adjourned meeting one or more Eligible Persons present (whatever the principal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 7 shall be one or more Eligible Persons present and holding or representing in the aggregate not less than one-quarter of the principal amount of the Notes for the lime being outstanding.

10.                            Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 5 and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

CONDUCT OF BUSINESS AT MEETINGS

11.                            Every question submitted to a meeting shall be decided in the first instance by a show of hands. A poll may be demanded (before or on the declaration of the result of the show of hands) by the Chairman, the Issuer or any Eligible Person (whatever the amount of the Notes so held or represented by him).

12.                            At any meeting, unless a poll is duly demanded, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

13.                            Subject to paragraph 15, if at any such meeting a poll is so demanded it shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

14.                            The Chairman may, with the consent of (and shall if directed by) any such meeting, adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

15.                            Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

16.                            Any director or officer of the Issuer, its lawyers and financial advisors, any director or officer of any of the Paying Agents and any other person authorised so to do by the Fiscal Agent may attend and speak at any meeting. Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person. No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of “outstanding” in clause 2.1 of the Agency Agreement.

17.                            At any meeting:

(a)                               on a show of hands every Eligible Person present shall have one vote; and

(b)                              on a poll every Eligible Person present shall have one vote in respect of each € 1.00 in principal amount of the Notes held or represented by such Eligible Person.

Without prejudice to the obligations of the proxies named in any Block Voting Instruction or form of proxy, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

18.                            The proxies named in any Block Voting Instruction or form of proxy need not be holders. Nothing herein shall prevent any of the proxies named in any Block Voting Instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer.

19.                            A meeting shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 7 and 9) namely:

(a)                               power to approve any compromise or management proposed to be made between the Issuer and Noteholders or any of them;

(b)                              power to approve any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders against the Issuer or against any of its property whether these rights arise under this Agreement, the Notes or otherwise;

(c)        power to agree to any modification of the provisions contained in this Agreement or the Conditions, the Notes which is proposed by the Issuer;

(d)                             power to give any authority or approval which under the provisions of this Schedule or the Notes is required to given by Extraordinary Resolution;

(e)                               power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon any committee or committees any powers or discretions which the Noteholders could themselves exercise Extraordinary Resolution;

(f)                                power to approve any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into, or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debenture, debenture, stock and/or other obligations and/or securities of Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as stated above and partly for or into or in consideration of cash; and

(g)                              power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes.

20.                            Any resolution passed at a meeting of the holders duly convened and held in accordance with these presents shall be binding upon all the holders whether or not present or whether or not represented at such meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the holders shall be published in accordance with Condition 12 by the Issuer within 14 days of such result being known, PROVIDED THAT the non-publication of such notice shall not invalidate such result.

21.                            Minutes of all resolutions and proceedings at every meeting shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.                            Subject to all other provisions of these presents the Fiscal Agent may (after consultation with the Issuer where the Fiscal Agent considers such consultation to be practicable but without the consent of the Issuer, or the holders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Fiscal Agent may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 hours and 48 hours referred to in this Schedule of shorter periods). Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System. Notice of any such further or alternative regulations may, at the sole discretion of the Fiscal Agent, be given to holders in accordance with Condition 12 at the time of service of any notice convening a meeting or at such other time as the Fiscal Agent may decide.

SCHEDULE 4

REGISTRATION AND TRANSFER OF NOTES

1.                                    Each Note shall have an identifying serial number which shall be entered on the Register.

2.                                    The Notes are transferable in integral multiples of €100,000 or in integral multiples of €1,000 in excess thereof each by execution of the form of transfer endorsed thereon under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. In this Schedule 4, “transferor” shall, where the context permits or requires, include joint transferors and be construed accordingly.

3.                                    The Notes to be transferred must be delivered for registration to the specified office of the Registrar or Transfer Agent with the form of transfer endorsed on the Notes duly completed and executed and must be accompanied by the documents, evidence and information required pursuant to the Conditions and such other evidence as the Issuer may reasonably require to prove the title of the transferor or his right to transfer the Notes and, if the form of transfer is executed by some other person on his behalf or in the case of the execution of a form of transfer on behalf of a corporation by its officers, the authority of that person or those persons to do so.

4.                                    The executors or administrators of a deceased registered holder of Notes (not being one of several joint registered holders) and in the case of the death of one or more of several joint registered holders, the survivor of the joint registered holders shall be the only person or persons recognised by the Issuer as having any title to the Notes.

5.                                    Any person becoming entitled to Notes in consequence of the death or bankruptcy of the registered holder of such Notes may upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Issuer, shall reasonably require be registered himself as the holder of such Notes or, subject to the preceding paragraphs as to transfer, may transfer such Notes. The Issuer shall be at liberty to retain any amount payable upon the Notes to which any person is so entitled until the person shall be registered as provided above or shall duly transfer the Notes.

6.                                    Unless otherwise requested by him and agreed by the Issuer, the  registered holder of Notes shall be entitled to receive only one Note in respect of his entire holding.

7.                                    The joint registered holders of Notes shall be entitled to one Note only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint registered holder whose name appears first in the register of the registered holders of Notes in respect of the joint holding.

8.                                    Where a registered holder of Notes has transferred part only of his holding there shall be delivered to him without charge a Note in respect of the balance of the holding.

9.                                    The Issuer shall make no charge to the registered holders for the registration of any holding of Notes or any transfer thereof or for the issue thereof or for the delivery of Notes at the specified office of the Transfer Agent or by mail to the address specified by the registered holder. If any registered holder entitled to receive a Note wishes to have the same delivered to him otherwise than at the specified office of the Transfer Agent, the delivery shall be made, upon his written request to the Transfer Agent, at his risk and (except where sent by mail to the address specified by the registered holder) at his expense.

10.                            The registered holder of a Note may (to the fullest extent permitted by all applicable laws) be treated at all times, by all persons and for all purposes as the absolute owner of such Note notwithstanding any notice any person may have of the right, title, interest or claim of any other person. The Issuer shall not be bound to see to the execution of any trust to which any Note may be subject and no notice of any trust shall be entered on the register. The registered holder of a Note will be recognised by the Issuer as entitled to his Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate registered holder of the Note.

11.                            The Issuer shall cause to be kept at its registered office in the Grand Duchy of Luxembourg a register of Noteholders in accordance with the provisions of the Luxembourg Companies Act. In case of discrepancies between the Register held by the Registrar and the register held by the Issuer at its registered office, the register held by the Issuer at its registered office shall prevail for Luxembourg law purposes.

SCHEDULE 5

GUARANTEE

OF
SIMON PROPERTY GROUP, L.P.,
a Delaware limited partnership

Capitalized terms used herein but not defined shall have the same meanings assigned to them in the Fiscal Agency Agreement (the “Agreement”) dated November 18, 2015 among Simon International Finance, S.C.A., Simon Property Group, L.P., The Bank of New York Mellon Trust Company, N.A. and The Bank of New York Mellon, London Branch.

1.            For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), Simon Property Group, L.P., a Delaware limited partnership (the “Guarantor”), fully and unconditionally guarantees payment in full, as and when the same becomes due and payable, of the principal of, and premium, if any, and interest on, and all other amounts (including, without limitation, Additional Amounts) under each Note and the Agreement. This Guarantee shall apply irrespective of the validity or enforceability of any provision of the Agreement or the Notes.

2.            The Guarantor’s obligations under this Guarantee shall constitute direct and unconditional unsecured and unsubordinated obligations of the Guarantor and will rank equally with all of the Guarantor’s other existing and future unsecured and unsubordinated indebtedness from time to time outstanding.

3.            This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of, and premium, if any, and interest on, the Notes by the Issuer thereof and shall remain in full force and effect until all such amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including, without limitation, (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Agreement or the Notes or of any collateral security therefor or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Agreement and the Notes.

4.            In the event of a default in payment of principal of, or premium, if any, or interest on, any Notes issued by the Issuer, the holders of such Notes may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

5.            All payments under this Guarantee will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature, imposed or levied by the United States or any taxing authority thereof or therein, unless such withholding or deduction is required by law. If such withholding or deduction is required by law, the Guarantor will pay to a Noteholder who is not a United States person (as defined below) such Additional

Amounts as are necessary in order that the net payment of the principal of, and premium, if any, and interest on, the Notes to such Noteholder, after such withholding or deduction, will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply:

(1)                              to any tax, assessment or other governmental charge that would not have been imposed but for the holder, or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)                               being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States or having or having had a qualified business unit which has the United States dollar as its functional currency;

(b)                              having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights thereunder) or being considered as having such relationship, including being or having been a citizen or resident of the United States;

(c)                               being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a foreign personal holding company that has accumulated earnings to avoid U.S. federal income tax;

(d)                             being or having been a “10-percent shareholder” of the Guarantor, as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury regulations thereunder or any successor provision; or

(e)                               being a bank described in section 881(c)(3)(A) of the Code;

(2)                              to any holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of any Additional Amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)                              to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of United States or any respective taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)                              to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Issuer, the Guarantor or a Paying Agent (as the case may be) from the payment;

(5)                              to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)                              to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)                              to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(8)                              to any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or premium, if any, or interest on, any Note, if such payment can be made without such withholding by at least one other Paying Agent;

(9)                              to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)                      to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act, or “FATCA”) or any successor provisions and any regulations or official law, agreement or interpretations thereof implementing an intergovernmental approach thereto; or

(11)                      in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

6.            If, as a result of a consolidation, merger, sale, lease or conveyance permitted under Condition 4(2)(e), the Guarantor (or any successor person thereof) becomes organized and existing under the laws of any taxing jurisdiction other than the United States, references in Condition 8 and Condition 7(3), as well as in Clause 5 above, to the United States shall be construed as references to such other taxing jurisdiction, provided, that, such construction shall not apply to or affect any other Conditions, other than Condition 8 and Condition 7(3).

In addition, if the Guarantor becomes subject to an additional taxing jurisdiction, references in Condition 8 and Condition 7(3), as well as Clause 5 above, to the United States shall also be construed as references to such other taxing jurisdiction; provided, that, such construction shall not apply to or affect any other Conditions, other than Condition 8 and Condition 7(3).

7.            This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of the principal of, or premium, if any, or interest on, the Notes, in whole or in part, is rescinded or must otherwise be returned by the registered holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

8.            The Guarantor hereby irrevocably consents to the non-exclusive jurisdiction of the State or Federal courts sitting in the Borough of Manhattan, The City of New York (“New York Courts”) to adjudicate any disputes which may arise out of or in connection with this Guarantee and that accordingly any action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Guarantee may be brought in such New York Courts. The Guarantor waives any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

9.            Notwithstanding any other provision of this Guarantee to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under, or for the payment or performance of any obligation under, or for any claim based on, this Guarantee or otherwise in respect hereof, against Simon Property Group, Inc. (“Simon”) or its assets or against any principal, shareholder, officer, director, trustee or employee of Simon, under any rule of law, statute or constitution, or by the enforcement of any assessment or penalty, or otherwise, nor shall any of such parties be personally liable for any such amounts, obligations or claims, or liable for any deficiency judgment based thereon or with respect thereto, it being expressly understood that the sole remedies hereunder with respect to such amounts, obligations or claims shall be against the Guarantor and that any or all such liability of the aforementioned parties is and is to be, by the acceptance of Notes of the Issuer, expressly waived and released as a condition of, and as consideration for, the execution of this Guarantee.

10.    Notwithstanding the foregoing, the obligations of the Guarantor under the Guarantee at any time shall be limited to the maximum amount as will result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance for purposes of any Debtor Relief Law to the extent applicable to the Agreement, the Notes and the obligations of the Guarantor thereunder. In this paragraph, “Debtor Relief Law” means Title 11 of the United States Code, as amended, and all other liquidation, bankruptcy, assignment for the benefit of creditors, conservatorship, moratorium, receivership, insolvency, rearrangement, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions in effect from time to time.

11.    This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS whereof this Agreement has been entered into on the date first above written.

SIMON INTERNATIONAL FINANCE, S.C.A.

acting through its general partner Simon International Finance GP, S.à r.l.

represented by its permanent representative Brian J. McDade

By:	/s/ Brian J. McDade
	Name:	Brian J. McDade
	Title:	Permanent Representative

[Signature Page to Fiscal Agency Agreement]

SIMON PROPERTY GROUP, L.P.

By:	SIMON PROPERTY GROUP, INC.
its sole General Partner

By:	/s/ Andrew Juster
	Name:	Andrew Juster
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fiscal Agency Agreement]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Fiscal Agent, Transfer Agent and Registrar

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as London Paying Agent

By:	/s/ Paul Cattermole
	Name:	Paul Cattermole
	Title:	Vice President

[Signature Page to Fiscal Agency Agreement]